Use these links to rapidly review the document

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SCIENTIFIC GAMES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 30, 2009

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Scientific Games Corporation to be held at 10:30 a.m. on Wednesday, June 17, 2009, at our executive offices located at 750 Lexington Avenue, 19th Floor, New York, New York.

        At the Annual Meeting, you will be asked to elect directors, to ratify the appointment of the independent auditor and to approve an amendment to the 2003 Incentive Compensation Plan. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement.

        Whether you plan to attend in person or not, we encourage you to vote your shares so that they are represented at the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

A. Lorne Weil Chairman of the Board

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

        Notice is hereby given that the Annual Meeting of Stockholders of Scientific Games Corporation (the "Company") will be held at 10:30 a.m. on Wednesday, June 17, 2009, at the executive offices of the Company, 750 Lexington Avenue, 19th Floor, New York, New York, for the following purposes:

  1.
  To elect nine members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

  2.
  To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2009.

  3.
  To approve an amendment to the Scientific Games Corporation 2003 Incentive Compensation Plan that would increase the number of shares available for awards by two million shares.

  4.
  To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 22, 2009 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Secretary of the Company at 750 Lexington Avenue, 25th Floor, New York, New York, and will be available for inspection at the meeting itself.

        To obtain directions to attend the meeting and vote in person, please telephone the Company at (212) 754-2233.

        Whether you plan to be personally present at the meeting or not, we encourage you to submit your vote by proxy as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 17, 2009:

The Proxy Statement and 2008 Annual Report will be available on or about May 6, 2009 through the Investor Information link on our website at
www.scientificgames.com or through www.proxyvote.com

                      By Order of the Board of Directors

                      Ira H. Raphaelson
                       Vice President, General Counsel and Secretary

Dated: April 30, 2009

i

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

PROXY STATEMENT

 GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Scientific Games Corporation ("Scientific Games," the "Company," "we" or "us") of proxies to be voted at the Annual Meeting of Stockholders to be held at 10:30 a.m. on Wednesday, June 17, 2009, at our executive offices, 750 Lexington Avenue, 19th Floor, New York, New York, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Notice and Access to Proxy Materials

        We expect our proxy materials, including this Proxy Statement and our 2008 Annual Report, to be made available to stockholders on or about May 6, 2009 through the Investor Information link on our website at www.scientificgames.com or through www.proxyvote.com. In accordance with the rules of the Securities and Exchange Commission ("SEC"), most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, most stockholders will receive by mail a "Notice Regarding the Availability of Proxy Materials" that contains instructions as to how they can view our materials online, request copies be sent to them by mail or electronically by email and as to how they can vote online (the "Notice").

Stockholders Entitled to Vote

        All stockholders of record at the close of business on April 22, 2009 are entitled to vote at the meeting. At the close of business on April 22, 2009, a total of 92,337,669 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.

Voting Procedures

        You can vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided in the Notice, or, if you receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the Notice or proxy card that you receive.

        If you are the record holder of your shares, you may also vote your shares in person at the meeting. If you are not the record holder of your shares (i.e., they are held in "street" name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.

Voting of Proxies

        All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the recommendations of the Board, which are as follows:

  •
  FOR election of the nominated directors (Proposal 1);

  •
  FOR ratification of the appointment of the independent auditor (Proposal 2); and

  •
  FOR approval of the amendment to the 2003 Incentive Compensation Plan (Proposal 3).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Changing Your Vote

        A proxy may be revoked at any time prior to its being voted by delivering written notice to the Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone), or by voting in person at the meeting.

Quorum

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required

        Assuming a quorum is present, directors will be elected by a plurality of the votes cast in person or by proxy at the meeting.

        The proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

        The proposal to approve the amendment to the 2003 Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

Effect of Abstentions

        If you vote "abstain" (rather than vote "for" or "against") with respect to a proposal, your shares will count as present for purposes of determining whether a quorum is present but will have the effect of a negative vote on matters other than the election of directors.

Effect of Broker Non-Votes

        If any broker "non-votes" occur at the meeting with respect to your shares, the broker "non-votes" will count for purposes of determining whether a quorum is present but not for purposes of determining the number of votes cast with respect to a particular proposal. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the owner. Brokers have discretionary voting power under the rules governing brokers to vote without instructions from the beneficial owner on certain "routine" items such as the election of directors and the ratification of the appointment of the independent auditor (Proposals 1 and 2) and, accordingly, your shares may be voted by your broker on Proposals 1 and 2.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

        The Board of Directors has nominated for election to the Board the nine persons named below to serve for a one-year term and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Four of the nominees, Messrs. Ronald O. Perelman, Barry F. Schwartz, Gerald J. Ford and J. Robert Kerrey, were designated for election to the Board by MacAndrews & Forbes Holdings Inc., our largest stockholder, pursuant to its rights under a stockholders' agreement with us (discussed more fully below). All of the nominees are presently directors of the Company.

        The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed proxy will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxies. All of the nominees have indicated a willingness to serve as directors, but if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board.

        The name, age, business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
A. Lorne Weil	63	Director (Chairman of the Board)	1989
Joseph R. Wright	70	Director (Chief Executive Officer and Vice Chairman)	2004
Peter A. Cohen	62	Director (Vice Chairman)	2000
Gerald J. Ford	64	Director	2005
J. Robert Kerrey	65	Director	2008
Ronald O. Perelman	66	Director	2003
Michael J. Regan	67	Director	2006
Barry F. Schwartz	60	Director	2003
Eric M. Turner	53	Director	2002

        A. Lorne Weil has been Chairman of our Board since October 1991. Mr. Weil served as our Chief Executive Officer from April 1992 to December 31, 2008. Mr. Weil also served as our President from August 1997 to June 2005. Mr. Weil was President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries, from 1979 to November 1992. Previously, Mr. Weil was Vice President of Corporate Development at General Instrument Corporation, working with wagering and cable systems.

        Joseph R. Wright became our Chief Executive Officer on January 1, 2009, has served as Vice Chairman of the Board since May 1, 2008 and has been a member of the Board since 2004. From July 2006 through April 2008, he served as Chairman of Intelsat, Ltd., the world's largest provider of satellite services, and as Chief Executive Officer of PanAmSat Corporation from August 2001 until it was combined with Intelsat in July 2006. Mr. Wright was the Chairman of GRC International, Inc. from 1996 to March 2000 and was Executive Vice President and Vice Chairman of W.R. Grace & Co. from 1989 to 1994. Mr. Wright was a member of President Reagan's Cabinet, was Director and Deputy Director of the White House Office of Management and Budget from 1982 to 1989 and was Deputy Secretary of the Department of Commerce from 1981 to 1982. He received the Distinguished Citizens Award from President Reagan in 1988. Mr. Wright is a director of Terremark Worldwide, Inc. and Federal Signal Corporation.

        Peter A. Cohen has been Vice Chairman of our Board since February 2003. Mr. Cohen is a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994. From

November 1992 to May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was also Chairman of Republic's subsidiary, Republic New York Securities Corporation. Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Mr. Cohen is a director of L-3 Communications Holdings, Inc.

        Gerald J. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 30 years. Mr. Ford served as Chairman of the Board and Chief Executive Officer of Golden State Bancorp Inc. from September 1998 until its merger with Citigroup Inc. in November 2002. Mr. Ford is Chairman of the Board of First Acceptance Corporation and Hilltop Holdings Inc., and a director of Freeport-McMoRan Copper & Gold Inc. and McMoRan Exploration Co.

        J. Robert Kerrey has served as the President of The New School in New York City since January 2001. From 1988 to 2000, he served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. Mr. Kerrey is a director of Jones Apparel Group, Inc., Tenet Healthcare Corporation and Genworth Financial, Inc.

        Ronald O. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes Holdings Inc., a diversified holding company, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of M & F Worldwide Corp., Revlon Consumer Products Corporation and Revlon, Inc.

        Michael J. Regan is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG. Mr. Regan is a director of Citadel Broadcasting Corporation.

        Barry F. Schwartz has been Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Holdings, Inc. and various affiliates since October 2007. Prior to that, he was Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993. Mr. Schwartz has also served as President and Chief Executive Officer of M & F Worldwide Corp. since September 2007. Mr. Schwartz is also a director of Harland Clarke Holdings Corp., Revlon Consumer Products Corporation and Revlon, Inc.

        Eric M. Turner has been an independent management consultant and private investor since 2003. Mr. Turner served as Senior Vice President of State Street Corporation, a financial services company, from 1996 to 2003. Mr. Turner was the Executive Director of the Massachusetts State Lottery Commission from 1992 to 1995. During his time at the Lottery Commission, Mr. Turner was elected to positions of Treasurer and Secretary of the North American Association of State and Provincial Lotteries, a professional association of North American lotteries. In 1991, Mr. Turner served as Deputy Treasurer of the Commonwealth of Massachusetts. Prior to that time, he was employed with Drexel Burnham Lambert for approximately six years, last serving as a Vice President in Municipal Finance, from 1989 to 1990.

Designees of MacAndrews & Forbes Holdings Inc.

        Messrs. Perelman, Schwartz, Ford and Kerrey were designated for election to the Board by MacAndrews & Forbes Holdings Inc. pursuant to its rights under a stockholders' agreement with us dated September 6, 2000, as supplemented by an agreement dated June 26, 2002, a letter agreement dated October 10, 2003 and a letter agreement dated February 15, 2007. The stockholders' agreement was originally entered into with holders of our Series A Convertible Preferred Stock in connection with the initial issuance of such Preferred Stock and provides for, among other things, the right of the holders to designate up to four members of our Board based on their ownership of Preferred Stock or the common stock issued upon conversion thereof. All of the Preferred Stock was converted into common stock in August 2004. MacAndrews & Forbes, which owned approximately 92% of the Preferred Stock prior to conversion and approximately 25% of our outstanding common stock following conversion, has the right to designate up to four directors based on its level of share ownership. The percentages that must be maintained in order to designate directors are as follows: (a) 20% to designate four directors; (b) 16% to designate three directors; (c) 9% to designate two directors; and (d) 4.6% to designate one director. Such percentages, in each case, are to be determined based on our fully diluted common stock subject to certain exclusions of common stock or other securities that may be issued in the future.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NINE NOMINEES

Information about the Board of Directors and Committees

        Director Independence.    The Board adopted Director Independence Guidelines as a basis for determining that individual directors are independent under the standards of the Nasdaq Stock Market. This determination, to be made annually, helps assure the quality of the Board's oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:

  (1)
  the director has been employed by the Company (or any subsidiary) at any time within the past three years;

  (2)
  the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;

  (3)
  the director or an immediate family member of the director has accepted any compensation from the Company (or any subsidiary) in excess of $100,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer or (c) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  (4)
  the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization which made payments to, or received payments from, the Company for property or services in the current or in any of the past three years that exceed the greater of 5% of the recipient's consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company's securities or (b) payments under non-discretionary charitable contribution matching programs;

  (5)
  the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

  (6)
  the director or an immediate family member of the director is a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

        In applying these standards, the Board determined that each of Messrs. Cohen, Ford, Kerrey, Perelman, Regan, Schwartz and Turner qualify as independent directors and none has a business or other relationship that would interfere with the director's exercise of independent judgment. In making the determination of Mr. Cohen's independence, the Board considered the Company's relationship with Ramius Securities, LLC, an affiliate of the private investment management firm of which Mr. Cohen is a founding partner and principal, which has provided certain brokerage services to the Company since December 2008. The amount paid by the Company to date for such brokerage services was approximately $43,000. The Board determined that Mr. Cohen does not have a direct or indirect material interest in these arrangements and that the arrangements do not interfere with the exercise of independent judgment by Mr. Cohen.

        The full text of the Board's Director Independence Guidelines can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

        Code of Ethics.    The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

        Corporate Governance Guidelines.    The Board of Directors adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and Committee performance evaluations and management succession planning. The full text of the Guidelines can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

        Lead Director Role.    The Board has designated Mr. Cohen, who serves as Vice Chairman of the Board and as Chairman of the Executive and Finance Committee of the Board, as the lead director to preside over executive sessions of the independent directors. The responsibilities of the lead director include facilitating communication between the independent directors and Messrs. Weil and Wright and coordinating the activities of the independent directors. Mr. Cohen also provides assistance to the Board and the Committees of the Board in their evaluations of management's performance and he carries out other duties that the Board assigns to him from time to time in areas of governance and oversight.

        Board Meetings.    The Board of Directors held a total of ten meetings during 2008 including six executive sessions at which no members of management were present. During 2008, all directors attended at least 75% of the total number of meetings of the Board and Committees of the Board on which they served during their term on such Committees.

        Board Committees.    The Board of Directors has five Committees: the Audit Committee; the Compensation Committee; the Compliance Committee; the Executive and Finance Committee; and the Nominating and Corporate Governance Committee. All Committees are comprised solely of independent directors with the exception of the Executive and Finance Committee. The Board has approved charters for every Board Committee, which can be accessed through the Corporate Governance link on our website at www.scientificgames.com. The current membership for each Committee is as follows:

Audit Committee	Compensation Committee(1)	Compliance Committee	Executive and Finance Committee	Nominating and Corporate Governance Committee(1)
Michael J. Regan (Chair)	Peter A. Cohen (Chair)	Barry F. Schwartz (Chair)	Peter A. Cohen (Chair)	Gerald J. Ford (Chair)
Barry F. Schwartz	J. Robert Kerrey	Gerald J. Ford	Ronald O. Perelman	J. Robert Kerrey
Eric M. Turner	Barry F. Schwartz	Eric M. Turner	A. Lorne Weil	Michael J. Regan
Joseph R. Wright

(1)
Mr. Wright ceased serving on the Compensation and Nominating and Corporate Governance Committees at the end of April 2008 in anticipation of his employment by the Company. At that time, Messrs. Kerrey and Schwartz joined the Compensation Committee (replacing Messrs. Wright and Turner), Mr. Regan joined the Nominating and Corporate Governance Committee and Mr. Ford became Chairman of the Nominating and Corporate Governance Committee (replacing Mr. Wright).

        Audit Committee.    The Audit Committee is responsible for hiring the Company's independent auditor and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent auditor, the Company's internal accounting controls, the annual financial statements, the report and recommendations of the independent auditor, the scope of the audit, and the qualifications and independence of the auditor. The Board has determined that each member of the Audit Committee is independent under the listing standards of the Nasdaq Stock Market and that Mr. Regan qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee held eight meetings during 2008.

        Compensation Committee.    The Compensation Committee sets the compensation of the Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the Nasdaq Stock Market. The Compensation Committee held nine meetings during 2008.

        Compliance Committee.    The Compliance Committee is responsible for providing oversight and guidance to the Company's compliance program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming laws, and with respect to compliance with the Code of Conduct by employees, officers, directors and other representatives of the Company. The Board has determined that each member of the Compliance Committee is independent under the listing standards of the Nasdaq Stock Market. The Compliance Committee held ten meetings during 2008.

        Executive and Finance Committee.    The Executive and Finance Committee has broad authority to act on behalf of the Board in the management of the business and affairs of the Company between regular meetings of the Board and assists the Board in implementing Board policy decisions. The Executive and Finance Committee held two meetings during 2008.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessment of the Board and its committees. The Board has determined that each member of the Committee is independent under the listing standards of the Nasdaq Stock Market. The Committee held five meetings during 2008.

        The Nominating and Corporate Governance Committee does not have a set of minimum, specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by stockholders. A stockholder wishing to propose a nominee for director should submit a recommendation in writing to the Company's Secretary at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Committee will review the candidate's background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. In prior years, candidates have been identified through recommendations made by directors, the Chief Executive Officer and other third parties. The Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.

        Stockholder Communications with Directors.    Stockholders may communicate with the Board of Directors or an individual director by sending a letter to the Board or to a director's attention care of the Secretary of the Company at Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, New York, 10022. The Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

        Attendance at Stockholders' Meetings.    The Company encourages directors to attend the annual stockholders' meeting. Last year, six of the nine directors attended the annual meeting.

Director Compensation

        The compensation program for non-employee directors consists of cash retainers, meeting fees and stock awards. Directors receive annual retainers of $50,000, meeting fees of $2,000 for each Board and Committee meeting attended (except that the Executive and Finance Committee does not carry meeting fees) and awards of restricted stock units (RSUs) at the beginning of each year having a grant date value of $110,000 and a five-year vesting schedule (provided the director satisfied the Board's attendance requirements discussed below). In addition, directors who chair a Committee receive additional annual retainers in the amount of $10,000 except that the Audit Committee Chair receives $20,000 and Mr. Cohen receives $250,000 for his service as Vice Chairman of the Board (he does not receive an additional retainer for his service as Chair of the Executive and Finance Committee or Chair of the Compensation Committee). In prior years, new directors received stock options for 50,000 shares upon joining the Board which have a five-year vesting schedule and an exercise price equal to the fair market value of our common stock at the time of grant. The Compensation Committee determined during 2008, based in part on a report received from the Company's outside compensation consultant assessing the competitive position of the compensation of non-employee directors of the Company, that, going forward, new directors will receive stock options for 10,000 shares upon joining the Board. Awards of stock options and RSUs are subject to forfeiture if a director leaves the Board prior to the scheduled vesting date except that such awards would accelerate in full upon a director's death or disability. Directors who are employed by the Company do not receive any additional compensation for their services as a director.

        The Board imposes a minimum meeting attendance requirement in connection with the annual awards of RSUs such that only directors who have attended at least 75% of the total number of meetings held by the Board and Committees on which they served in the prior year are eligible to receive an award, except that a new director with less than six months of service in the prior year is not subject to such threshold with respect to the first grant made after becoming a director. All directors satisfied the attendance requirements applicable for the 2008 awards.

        Directors can elect to defer their cash compensation into a non-qualified deferred compensation plan throughout their tenure on the Board or for certain specified deferral periods. The amounts deferred under the plan are measured by investment options that the participants may select from a variety of mutual funds of various investment categories offered under the plan. The plan for director deferrals is operated in conjunction with the deferred compensation plan for executives discussed below. The Company does not guarantee any minimum return on investments and participants receive their deferrals and related earnings following the end of the specified deferral period or earlier if they leave the Board.

        The table below shows the compensation paid to non-employee directors for 2008.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Peter A. Cohen	336,000	434,913	137,563	—	908,476
Gerald J. Ford	96,667	66,009	143,821	—	306,497
J. Robert Kerrey	78,000	21,922	124,170	—	224,092
Ronald O. Perelman	66,000	66,009	—	—	132,009
Michael J. Regan	110,000	43,967	132,760	—	286,727
Barry F. Schwartz	124,000	66,009	—	—	190,009
Eric M. Turner	116,000	66,009	—	—	182,009
Joseph R. Wright(4)	34,000	66,009	96,619	—	196,628

(1)
Reflects cash retainers and meeting fees earned by directors for services provided during 2008.

(2)
Reflects the compensation cost recognized by us for financial statement reporting purposes in 2008 for grants of restricted stock awarded to directors in 2008 and prior years. The cost was computed in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment (SFAS 123R), which is based on the fair value of the award at the time of grant. The fair value for the awards was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(3)
Reflects the compensation cost recognized by us for financial statement reporting purposes in 2008 for grants of stock options awarded to directors in 2008 and prior years. The cost was computed in accordance with SFAS 123R, which is based on the fair value of the award at the time of grant using a Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(4)
Reflects compensation earned by Mr. Wright in his capacity as a non-employee director during 2008. Mr. Wright ceased being a non-employee director upon his employment with the Company effective May 1, 2008.

        The table below shows the aggregate number of stock options and RSUs held by non-employee directors as of December 31, 2008.

Name	Stock Options (in shares)	RSUs
Peter A. Cohen	50,000	48,783
Gerald J. Ford	50,000	8,583
J. Robert Kerrey	50,000	3,291
Ronald O. Perelman	50,000	8,583
Michael J. Regan	50,000	6,181
Barry F. Schwartz	50,000	8,583
Eric M. Turner	—	8,583

        All stock options shown above were awarded with a ten-year term and an exercise price equal to the fair market value of our common stock on the date of grant. The grants made during 2008 consisted of (1) stock options for 50,000 shares with an exercise price of $33.43 awarded to Mr. Kerrey having a fair value at grant of $622,986 upon his joining the Board and (2) formula awards of 3,291 RSUs awarded to each non-employee director on January 2, 2008 having a fair value at grant of $110,018. These awards have a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant, and the compensation cost will be expensed over the vesting period.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in their ownership with the SEC. Based on a review of the copies of the reports that our directors, officers and ten percent holders filed with the SEC and on the representations made by such persons, we believe all applicable filing requirements were met during 2008, except that a Form 4 was filed one day late to report the exercise of 50,000 stock options (and the disposition of 9,700 shares to cover the exercise price thereof) by Mr. Cohen, one of our directors.

SECURITY OWNERSHIP

        The following table sets forth certain information as of April 1, 2009 as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors, each of our named executive officers, and all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares of Common Stock
	Number(1)		Percent(1)
MacAndrews & Forbes Holdings Inc. 35 East 62nd Street New York, NY 10065	25,985,737	(2)	28.16%
RS Investment Management Co. LLC 388 Market Street San Francisco, CA 94111	8,051,992	(3)	8.72%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,724,180	(4)	5.12%
A. Lorne Weil	2,394,420	(5)	2.54%
Joseph R. Wright, Jr.	204,794	(6)	*
Peter A. Cohen	1,442,999	(7)	1.56%
Gerald J. Ford	142,003		*
J. Robert Kerrey	10,658		*
Ronald O. Perelman	26,043,272	(8)	28.20%
Michael J. Regan	35,102		*
Barry F. Schwartz	67,535		*
Eric M. Turner	4,120	(9)	*
DeWayne E. Laird(10)	77,311		*
Michael R. Chambrello	299,792		*
Ira H. Raphaelson	179,180		*
All directors and executive officers as a group (consisting of 16 persons)	31,036,724	(11)	32.62%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of April 1, 2009 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of April 1, 2009:

Mr. Weil, 1,908,160 options; Mr. Wright, 175,000 options; Mr. Cohen, 37,500 options; Mr. Ford, 37,500 options; Mr. Kerrey, 10,000 options; Mr. Perelman, 50,000 options; Mr. Regan, 30,000 options; Mr. Schwartz, 50,000 options; Mr. Laird, 27,204 options and 12,000 RSUs; Mr. Chambrello, 254,836 options; and Mr. Raphaelson, 135,438 options.

(2)
Consists of 70,647 shares held by MacAndrews & Forbes Holdings Inc. and 25,915,090 shares held by SGMS Acquisition Corporation, a holding company owned by MacAndrews & Forbes Holdings Inc., whose chairman, chief executive officer and sole stockholder is Mr. Perelman, with respect to which 17,687,500 of the shares are subject to pledge agreements. A Schedule 13D was jointly filed with the SEC by MacAndrews & Forbes Holdings Inc. and SGMS Acquisition Corporation on November 26, 2003, and amended, most recently, on February 16, 2007, and a Form 4 was most recently filed with the SEC by Mr. Perelman on January 6, 2009.

(3)
Based on an amendment to a Schedule 13G jointly filed with the SEC on February 10, 2009 by RS Investment Management Co. LLC, a registered investment adviser, and its parent companies, Guardian Investor Services LLC, a registered investment adviser, and The Guardian Life Insurance Company of America, a life insurance company.

(4)
Based on a Schedule 13G filed with the SEC on February 10, 2009 by BlackRock, Inc., a registered investment advisor and the parent holding company for certain investment management subsidiaries that hold shares.

(5)
Includes 214,505 shares held for Mr. Weil's deferred compensation account by a grantor trust established in connection with the Company's deferred compensation plan and 125,600 shares subject to a pledge agreement. Mr. Weil's reported holdings do not include (a) 357,299 shares held in family trusts for which Mr. Weil does not serve as trustee and disclaims beneficial ownership and (b) 326,062 vested RSUs subject to a deferral agreement such that the vested units are not expected to be issued or delivered to Mr. Weil until the first business day following December 31, 2011.

(6)
Mr. Wright's reported holdings do not include 55,000 vested RSUs subject to a deferral agreement such that the vested units are not expected to be issued or delivered to Mr. Wright until six months after his employment terminates.

(7)
Includes 5,900 shares held by members of Mr. Cohen's immediate family, 15,000 shares held by trusts for members of his immediate family for which Mr. Cohen serves as co-trustee, 1,150,000 shares held by entities of which Ramius LLC (or an affiliate) acts as an investment advisor and 39,825 shares held by third party accounts managed by Ramius Securities, LLC. Mr. Cohen is one of four managing members of C4S & Co., LLC, the sole managing member of Ramius LLC. Mr. Cohen disclaims beneficial ownership of the securities held by affiliates of Ramius LLC and the third party accounts except to the extent of his pecuniary interest therein. On September 15, 2008, 750,000 of the shares held by an entity of which Ramius LLC (or an affiliate) acts as an investment advisor (the "Frozen Shares") were frozen in such entity's prime brokerage account as a result of Lehman Brothers International (Europe) ("LBIE") being placed in administration. LBIE, through certain of its affiliates, was a prime broker for such Ramius entity. The current status of the Frozen Shares under LBIE's administration proceedings has not been determined. The Ramius entity claims beneficial ownership over the Frozen Shares until such time a final determination concerning the Frozen Shares is made.

(8)
Includes the 25,985,737 shares reported in footnote 2 above which may be deemed to be beneficially owned by Mr. Perelman, the chairman, chief executive officer and sole stockholder of MacAndrews & Forbes Holdings Inc. Mr. Perelman's address is 35 East 62nd Street, New York, NY 10065.

(9)
These shares are pledged under the terms of a margin account.

(10)
Mr. Laird was among the "named executive officers" for 2008 but is no longer an executive officer.

(11)
Includes 2,852,039 shares issuable upon exercise of stock options and 2,000 shares issuable upon vesting of RSUs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is referred to in this section as the "Committee." The Committee is responsible for determining the compensation of the Company's Chief Executive Officer and other executive officers of the Company and for overseeing the Company's executive compensation and benefits programs. The Committee works directly with our Chief Human Resources Officer on the compensation program and receives recommendations from the Chief Executive Officer on compensation for other executive officers.

        There are currently seven executive officers of the Company and these individuals have a broad array of responsibilities and authority in the Company. The five individuals identified in the Summary Compensation Table below, including the persons who served as Chief Executive Officer and Chief Financial Officer during 2008, are collectively referred to in this Proxy Statement as the "named executive officers."

Compensation Objectives

        The objectives of the executive compensation program are to attract and retain executive talent, to foster excellent performance by executives whose contributions drive the success of the Company and to create value for stockholders. The program is structured to provide a compensation package that is competitive with the marketplace and is designed to offer rewards to executives based on Company and individual performance, encourage long-term service and align the interests of management and stockholders through incentives that encourage annual and long-term results.

Components of Compensation Program

        The principal components of the Company's compensation program consist of base salaries, annual performance-based incentive compensation, long-term incentive compensation and employment agreements that include severance and change of control arrangements.

        The following is a description of the Company's compensation elements and the objectives they are designed to support:

Element of Compensation	Rationale	Linkage to Compensation Objectives
Base Salary	Provide fixed level of compensation	Attract and retain executive talent
Annual Incentive Compensation (cash bonuses)
Combined with salary, the target level of annual incentive compensation provides a market-competitive total cash opportunity

	Actual annual incentive compensation payout depends on Company and individual performance	Foster excellent business performance Align executive and stockholder interests by linking a portion of compensation to the annual performance of the Company Attract and retain executive talent
Long-Term Incentive Compensation (stock options and performance-conditioned RSUs)	Target level of long-term incentive compensation provides a market-competitive equity opportunity Vesting of performance-conditioned RSUs subject to Company meeting financial performance criteria
Align executive and stockholder interests by linking a portion of compensation to long-term Company performance

Foster excellent business performance

Attract and retain executive talent

Encourage long-term service

Element of Compensation	Rationale	Linkage to Compensation Objectives
Employment Agreements with Severance and Change in Control Provisions	Severance provisions under employment agreements provide benefits to ease an employee's transition due to an unexpected employment termination by the Company due to changes in the Company's employment needs

	Change in control provisions under employment agreements and equity compensation plans encourage employees to remain focused on the best interests of the Company in the event of rumored or actual fundamental corporate changes	Attract and retain executive talent Encourage long-term service

        The Committee reviews the compensation of the Company's executives on an annual basis, taking into account such factors as competitive compensation levels, the Company's performance and the executive's responsibilities, experience and contributions. The Committee believes that a substantial portion of executive officer compensation should be tied to short-term and long-term Company performance. The Committee periodically reviews the Company's overall executive compensation program against competitive practices and trends with the assistance of an outside compensation consultant, and reviews and analyzes marketplace data for comparable companies provided by such consultant. A significant percentage of executive compensation is designed to be performance-based and varies from year to year based on Company and individual performance.

        The Company's compensation policies are generally consistent with respect to the named executive officers, although there are differences in the executive officers' base salary levels, bonus opportunities and equity award opportunities based on the relative responsibilities of the positions, the executive officers' relative importance to the success of the Company and, to some extent, the terms of the executive officers' employment agreements resulting from arm's-length negotiations. For example, the Chief Executive Officer has the highest base salary and bonus and equity award opportunities as a percentage of base salary among the executive officers because the Committee views his position and performance as the most critical to the success of the Company. Similarly, the Chief Operating Officer has the second highest base salary and bonus and equity award opportunities as a percentage of base salary among the executive officers because the Committee views his position and performance as the next most critical to the success of the Company. Differences in severance benefits are largely the result of different terms in employment agreements resulting from arm's-length negotiations.

Succession Planning and Retention Initiatives

        In May 2008, as part of its succession planning, the Company entered into an employment agreement with Mr. Wright and an amendment to Mr. Weil's employment agreement. As contemplated by these agreements, Mr. Wright, one of our directors since 2004, became Vice Chairman of the Board and succeeded Mr. Weil as Chief Executive Officer effective January 1, 2009. Mr. Weil continues to serve as Chairman of the Board and, in such capacity, provides overall strategic and organizational guidance and advice on business development projects and mergers and acquisitions. The terms of the employment agreements with Messrs. Wright and Weil end on December 31, 2011, subject to automatic renewal for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. In May 2008, the Company also entered into an amendment to the employment agreement with Michael R. Chambrello, the Company's President and Chief Operating Officer, to, among other things, extend the term of his agreement from June 30, 2008 to December 31, 2010 (subject to automatic renewal for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given).

        Under Mr. Wright's employment agreement, Mr. Wright's annual base salary for 2008 was $1 million (pro rated), which was increased to $1.25 million for 2009 and will increase to $1.5 million for 2010. Mr. Wright has an annual target bonus opportunity equal to 100% of his salary and a maximum bonus opportunity equal to 200% of his salary, subject to a minimum bonus of $666,667 for 2008 (100% of his pro rated 2008 base salary) and $500,000 for 2009. Mr. Wright received sign-on equity awards of 500,000 options (with an exercise price of $25.69 per share, representing the market value of our stock on the date of grant, and a ten-year term) and 220,000 RSUs, which awards have a four-year vesting schedule.

        Under Mr. Weil's amended employment agreement, beginning in 2010, Mr. Weil's base salary will be reduced to $1 million (subject to annual inflation adjustments) and, although he will continue to have an annual target bonus opportunity equal to 100% of his salary, he will no longer have a maximum bonus opportunity. On July 1, 2011, Mr. Weil will receive an amount equal to his 2009 salary and target bonus, plus interest on such amount at a rate of 6% from January 1, 2010 to the date of payment. Mr. Weil will be entitled to receive the benefits payable under the original terms of his agreement upon the various termination events contemplated therein, except that he will no longer be entitled to the severance payment that was provided under his original terms if his amended agreement is not renewed or Mr. Weil's employment is terminated without "cause" by the Company or for "good reason" by Mr. Weil. Mr. Weil's unvested equity awards will accelerate as of December 31, 2009.

        Under his amended employment agreement, Mr. Chambrello will have an annual target bonus opportunity equal to 100% of his salary (increased from 75%), a maximum bonus opportunity equal to 200% of his salary (increased from 150%) and an annual equity award opportunity equal to 150% of his salary (increased from 120%). The amendment also provides for accelerated vesting of Mr. Chambrello's unvested equity awards upon termination of his employment due to death or disability or by the Company without "cause" or by Mr. Chambrello for "good reason" (including in connection with a "change of control"). In connection with the amendment to his employment agreement, Mr. Chambrello received 60,000 RSUs, of which 12,000 vested immediately and 48,000 have a five-year vesting schedule.

        In October 2008, the Company entered into an amendment to the employment agreement with Ira H. Raphaelson, the Company's Vice President, General Counsel and Secretary, that extended the term of his agreement from January 31, 2009 to February 1, 2012 and provided for a 5% salary increase (from $590,000 to $619,500), a grant of 25,000 RSUs (with a five-year vesting schedule) and enhanced severance payments in the event his employment is terminated by the Company without "cause" or by Mr. Raphaelson for "good reason" in connection with a change of control.

        In March 2009, the Company entered into an employment agreement with Jeffrey S. Lipkin, who succeeded DeWayne E. Laird as the Company's Chief Financial Officer effective April 1, 2009. Under the agreement, Mr. Lipkin will receive an annual base salary of $400,000 (pro rated for 2009) and have an annual target bonus opportunity equal to 67% of his salary and a maximum bonus opportunity equal to 133% of his salary, subject to a minimum bonus of $268,000 for 2009. Mr. Lipkin received a sign-on bonus of $385,000 and sign-on equity awards consisting of 30,000 stock options (with an exercise price of $12.41, representing the market value of our stock on the date of grant, and a ten-year term) and 40,000 RSUs, which awards have a five-year vesting schedule. Beginning in 2010, Mr. Lipkin will be entitled to receive annual equity awards in the discretion of the Committee, provided that he will receive equity awards in 2010 with an aggregate value of not less than 95% of his salary.

        Under the terms of a separation agreement, Mr. Laird will provide transition assistance and perform such other duties requested by the Company until Mr. Laird's employment terminates on June 26, 2009. Mr. Laird will receive certain separation benefits, including $438,960 representing a pro rata bonus for 2009 and $350,000 representing a special separation payment and accelerated vesting of his equity awards (other than the performance-conditioned RSUs granted to Mr. Laird in February 2009, the vesting of which is conditioned on satisfaction of the applicable performance condition).

        The terms of the foregoing agreements, which (other than Mr. Lipkin's agreement) are described in more detail below under "Potential Payments upon Termination or Change in Control," were the result of arm's-length negotiations. The amendments to the employment agreements with Messrs. Weil, Chambrello and Raphaelson were negotiated in the context of extending the terms of their employment agreements. In particular, the extension to the term of Mr. Weil's employment to December 31, 2011 allows the Company to continue to benefit from Mr. Weil's extensive experience in the lottery, pari-mutuel and other gaming businesses in his capacity of providing overall strategic and organizational guidance and advice on business development projects and mergers and acquisitions. The special payment to Mr. Weil in July 2011 and the accelerated vesting of his equity awards at the end of 2009 were included in Mr. Weil's amendment in light of the fact that Mr. Weil would have been entitled to these benefits upon the expiration of his original agreement at the end of 2009. The extension to the term of Mr. Chambrello's agreement, the enhanced bonus and equity award opportunities and the special equity award reflected the Company's interest in retaining Mr. Chambrello as the principal day-to-day manager of the Company's global organization and the key strategic leader with respect to the Company's China operations, while the accelerated vesting of his equity awards upon certain termination events was provided primarily for internal equity reasons. The extension to the term of Mr. Raphaelson's agreement and the salary increase reflected the Company's interest in retaining him as the Company's chief legal officer, the special award of RSUs was in recognition of his contributions to the Company's China operations and the enhanced severance payments in the event his employment is terminated in connection with a change of control were provided primarily for internal equity reasons.

Base Salary

        The salary levels of the Company's executive officers are reviewed on an annual basis in light of the competitive marketplace, the executive officer's responsibilities, experience and contributions and internal equity. Internal equity in this context means ensuring that executives in comparable positions are rewarded comparably.

        Executive officers are eligible for merit increases to base salary at the time of promotion or other increase in responsibilities and in recognition of individual performance. The Chief Executive Officer submits salary recommendations for each of the other named executive officers to the Committee. The Committee relies to a large extent on the Chief Executive Officer's evaluation of the performance of the other named executive officers.

        The named executive officers received salary increases for 2008 as shown below:

Executive	Salary Increase	Effective Date	New Salary Rate
Mr. Weil	$56,717	01/01/2008	$1,606,367
Mr. Chambrello	32,329	01/01/2008	915,630
Mr. Laird	22,875	01/01/2008	647,875

        The 2008 salary increases for Messrs. Weil, Chambrello and Laird reflected an inflation adjustment of approximately 3.66%, which was provided in accordance with the terms of their employment agreements. Mr. Raphaelson did not receive a salary increase for 2008. As described above, Mr. Wright's initial annual base salary of $1 million (pro rated for 2008) was established pursuant to the terms of his employment agreement.

        The named executive officers received salary increases for 2009 as shown below:

Executive	Salary Increase	Effective Date	New Salary Rate
Mr. Weil	$25,381	01/01/2009	$1,631,748
Mr. Wright	250,000	01/01/2009	$1,250,000
Mr. Laird	10,236	01/01/2009	658,111
Mr. Raphaelson	29,500	02/01/2009	619,500

        The 2009 salary increases for Messrs. Weil and Laird reflected an inflation adjustment of approximately 1.58%, which was provided in accordance with the terms of their employment agreements. Mr. Wright's 2009 salary increase was provided pursuant to the terms of his employment agreement as described above. Mr. Raphaelson's 2009 salary increase was provided in connection with the amendment to his employment agreement described above that extended the term of his employment agreement for an additional three years. Mr. Chambrello determined to forgo the 2009 inflation-based increase to his salary to which he was entitled under the terms of his employment agreement.

        As part of cost savings initiatives announced in early 2009 in light of the Company's focus on strengthening cash flows during a difficult economic environment, the salaries of the named executive officers and other U.S. employees will be frozen for 2009 (except for salary increases in connection with promotions or as required by law or contract, such as the increases shown above which were required under employment agreements entered into prior to 2009).

Annual Incentive Compensation

        The Company's executive officers are eligible to receive annual cash bonuses under the Company's management incentive compensation program (MICP), which provides bonus opportunities based on the Company's overall performance relative to financial targets approved for a given fiscal year, the financial performance of individual business units of the Company for executives directly involved with the operation of those units, and an assessment of the executive's performance and contribution relative to individual goals and objectives, including factors not quantitatively measurable by financial results.

        If the financial performance targets are met or exceeded, participants are eligible to receive cash bonuses based on a pre-established target percentage of their base salaries which, for senior executives, ranges from a target percentage of 50% of base salary to 100% of base salary. Actual payments for these executives can vary from 0% up to 200% of the target bonus amount based on Company and individual performance.

        The named executive officers had the following bonus opportunities under the MICP for 2008:

Executive	Threshold Bonus Opportunity (as a % of Base Salary)	Target Bonus Opportunity (as a % of Base Salary)	Maximum Bonus Opportunity (as a % of Base Salary)
Mr. Weil	50.0%	100.0%	200.0%
Mr. Wright	50.0%	100.0%	200.0%
Mr. Chambrello	50.0%	100.0%	200.0%
Mr. Laird	33.4%	66.7%	133.4%
Mr. Raphaelson	33.4%	66.7%	133.4%

        The bonus amounts for the named executive officers are determined based on attainment of corporate financial performance targets set for the year, subject to the Committee adjusting an award based on individual performance or other factors. If the minimum financial performance targets set for the year are met, participants are eligible to receive up to 50% of their target bonus. Pro rated amounts up to the target bonus amount may be awarded for achievement between the minimum and target levels and up to two times the target bonus amount for achievement between the target and maximum levels.

        For 2008, the financial performance of the Company was measured by the attainment of adjusted EBITDA and free cash flow targets established for the year (with the financial performance component of an executive's bonus opportunity being weighted one-half for adjusted EBITDA and one-half for free cash flow). "Adjusted EBITDA" was defined as EBITDA (i.e., net income plus income tax expense, interest expense, and depreciation and amortization expenses, net of other income) plus stock compensation expense, subject to certain adjustments in the discretion of the Committee to exclude the impact of unusual, unplanned, non-recurring or extraordinary items or occurrences affecting the Company (such as certain restructuring and severance costs, write downs or impairment of assets, or business acquisitions (and earn-out payments in respect thereof)). "Free cash flow" was defined as EBITDA less cash interest expense, cash income tax expense, EBITDA from joint ventures (net of cash received from joint ventures) and capital expenditures (including capitalized software costs and capital expenditures for intangible license rights), subject to certain adjustments in the discretion of the Committee to exclude the impact of unusual, unplanned, non-recurring or extraordinary items or occurrences affecting the Company (such as the items described above).

        The adjusted EBITDA targets set at the beginning of 2008 for corporate financial performance were $317.2 million as the threshold level, $369.4 million as the target level and $406.3 million as the maximum level. The free cash flow targets set at the beginning of 2008 for corporate financial performance were $120.0 million as the threshold level, $150.0 million as the target level and $170.0 million as the maximum level. The 2008 results approved by the Committee for purposes of determining bonuses were $353.1 million in adjusted EBITDA (which excluded, among other items, the impact of certain severance costs and a charge related to the earn-out payable in connection with the Company's acquisition of Global Draw in 2006), which represented 84.4% of the target level for adjusted EBITDA, and $99.2 million in free cash flow, which was below the threshold level for free cash flow. In approving the adjusted EBITDA results for bonus purposes, the Committee determined to not exclude the impact of losses related to the Company's Oklahoma and Mexico lottery contracts.

        Based on the foregoing and after considering the recommendations of the Chief Executive Officer (other than with respect to Mr. Wright's own bonus) and the Committee's own evaluation of each executive's performance and his relative contribution to the Company's overall performance, the Committee approved bonuses for 2008 under the MICP as shown below:

Executive	2008 MICP Bonus Award	Award as a % of Target Bonus	Award as a % of Salary
Mr. Weil	$566,667	35.3%	35.3%
Mr. Wright	666,667	100%	100%
Mr. Chambrello	386,396	42.2%	42.2%
Mr. Laird	116,180	26.9%	17.9%
Mr. Raphaelson	166,070	42.2%	28.1%

        The bonus award for Mr. Wright reflected above was based on the minimum bonus of $666,667 (100% of his pro rated base salary for 2008) provided for under the terms of his employment agreement. In addition, the Committee determined to award special (i.e., non-MICP) bonuses (not reflected in the table above) to Messrs. Chambrello and Raphaelson of $100,000 and $50,000, respectively, in recognition of their contributions to the success of the Company's China operations during 2008.

        With respect to the current year (ending December 31, 2009), the Committee determined to make certain changes to the cash bonus program under the MICP, including using "adjusted EBIT" (i.e., net income plus income tax expense, interest expense and stock compensation expense) in lieu of adjusted EBITDA as a financial performance measure in order to take into account depreciation and amortization expense (including charges taken in connection with the write-off of investments) in determining bonuses. In addition, based on the recommendation of the Chief Executive Officer (Mr. Wright), the Committee determined to more closely align 2009 bonuses with Company performance by increasing both the

"downside risk" and the "upside potential" of 2009 bonuses through a recalibration of payout percentages and target levels. In particular, no portion of the 2009 bonus attributable to a particular financial measure will be payable unless at least 85% of the budgeted amount is achieved (compared to a threshold level of approximately 80% of the budgeted amount in prior years), and the payout percentage at this threshold level will be 35% (compared to 50% in prior years). Payout of 100% of the portion of the bonus attributable to a particular financial measure will require achievement of 110% of the budgeted amount of such financial measure (compared to approximately 90% in prior years). Payout of 200% of the portion of the bonus attributable to a particular financial measure will require attainment of 130% of the budgeted amount (compared to approximately 100% in prior years). Finally, the cap on potential bonus awards in 2009 will be eliminated such that bonuses above 200% of an executive's bonus opportunity will be possible in the event of extraordinary performance.

Long-Term Incentive Compensation

        The Company's executive officers receive long-term incentive awards, such as stock options and RSUs, under the stockholder-approved 2003 Incentive Compensation Plan that link their compensation with the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Each year, executives have the opportunity to receive equity awards based on a formula approved by the Committee. Under the current equity award opportunity guidelines, participants in the MICP are eligible to receive a number of shares having an aggregate value equal to a designated percentage of base salary (with the actual award determined in the discretion of the Committee). The equity award opportunity is determined based on the participant's bonus award opportunity as shown below for the named executive officers:

Executive	Target Bonus Opportunity (Value as a % of Salary)	Equity Award Opportunity (Value as a % of Salary)
Mr. Weil	100.0%	155%
Mr. Wright	100.0%	155%
Mr. Chambrello	100.0%	150%
Mr. Laird	66.7%	95%
Mr. Raphaelson	66.7%	95%

        With respect to the annual equity award opportunity for 2008, as in prior years, the Committee determined that one-half of the value would be granted in stock options and one-half in RSUs based on the fair value of the awards at the time of grant calculated under SFAS 123R for financial statement reporting purposes. The awards vest over a period of five years subject, in the case of the RSUs granted to the named executive officers and certain other senior officers, to the satisfaction of financial performance criteria.

        In February 2008, each of the named executive officers received formula equity awards based on his equity award opportunity (other than Mr. Wright, who was a non-employee director at the time of such awards and therefore not eligible for such awards). The number of options and RSUs comprising the formula equity awards is set forth below:

Executive	Date of Grant	Equity Awards	Vesting Schedule
Mr. Weil	02/26/2008	141,470 options and 58,530 RSUs	5.0 years
Mr. Chambrello	02/26/2008	62,429 options and 25,829 RSUs	5.0 years
Mr. Laird	02/26/2008	34,971 options and 14,468 RSUs	5.0 years
Mr. Raphaelson	02/26/2008	31,847 options and 13,176 RSUs	5.0 years

        In addition, special or non-recurring awards were awarded during 2008 as set forth below:

Executive	Date of Grant	Equity Awards	Vesting Schedule
Mr. Wright	04/15/2008	500,000 options and 220,000 RSUs	4.0 years
Mr. Chambrello	06/10/2008	60,000 RSUs	5.0 years
Mr. Raphaelson	10/07/2008	25,000 RSUs	5.0 years

        The options and RSUs awarded to Mr. Wright were granted as a sign-on award pursuant to the terms of his employment agreement. These options and RSUs vest in four equal annual installments beginning on April 15, 2009, but the RSUs are subject to a deferral agreement such that the vested units are not expected to be issued or delivered to Mr. Wright until six months after his employment terminates. The RSUs awarded to Mr. Chambrello were granted as a sign-on award in connection with the amendment to his employment agreement that extended the term of his agreement through 2010. These RSUs vest in five equal annual installments beginning on June 10, 2009, except that 12,000 of the 60,000 RSUs vested immediately. The RSUs awarded to Mr. Raphaelson were granted in connection with the amendment to his employment agreement that extended the term thereof to February 2012 and were in recognition of his contributions to the Company's China operations.

        The formula RSUs approved for the named executive officers were subject to achievement of 2008 financial performance criteria (any one of revenue of at least $927.0 million, free cash flow of at least $120.0 million or adjusted EBITDA of at least $317.2 million). In February 2009, the Committee determined that the performance condition had been met, resulting in the vesting of the first installment of these awards. The balance of these awards vests in 20% increments on each of the second through fifth anniversaries of the grant date, subject to service requirements.

        The value of the awards granted to the named executive officers in 2008 is shown in the "Grants of Plan-Based Awards" table below. The 2008 expense associated with awards granted to the named executive officers in 2008 and prior years is shown in the "Summary Compensation Table" below.

        With respect to the 2009 formula equity awards (awarded in February 2009), the Committee determined to reduce the equity award opportunities of the named executive officers and other eligible MICP participants to 80% of their specified percentage of salary (representing a 20% reduction in value compared to the 2008 formula equity award) in light of a survey of market practices conducted by the Company's outside compensation consultant and the relatively low number of shares available for grant under the Company's equity plan in the context of the Company's lower stock price and the current value-based guidelines (i.e., where awards are granted with a value equal to a specified percentage of a participant's salary).

Supplemental Executive Retirement Plan

        As part of the Committee's continuing review of executive compensation and benefits, the Committee discontinued the Company's Supplemental Executive Retirement Plan (SERP) as of the end of 2005. Benefit accruals for the SERP's four participants were frozen at amounts calculated at the end of 2005. The amounts are fully vested and credited for interest at a rate of 4% per annum, compounded annually, from the period from December 31, 2005 through distribution. The lump sum values at the end of 2008 for the named executive officers who participated in the SERP were as follows:

Executive	Lump Sum Value of Residual SERP Benefit
Mr. Weil	$11.08 million
Mr. Laird	3.01 million

        Additional information regarding the SERP and the amounts credited during 2008 is shown in the section below titled "Supplemental Executive Retirement Plan."

Retirement Plans

        Executive officers are eligible to participate in our 401(k) retirement plan under the same rules that apply to other employees. Under the plan, eligible employees of the Company and our U.S. subsidiaries may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the IRS (maximum contributions of $15,500 for 2008). The Company makes matching contributions of 50 cents on the dollar for the first 6% of participant contributions (for a match of up to 3% of eligible compensation).

        In early 2009, the Committee approved an amendment to the 401(k) plan to reduce the Company's matching contributions to 25 cents on the dollar for the first 6% of participant contributions for a match of up to 1.5% of eligible compensation.

        We also have a non-qualified deferred compensation plan that enables executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of their cash bonus under the MICP during their employment or for certain specified minimum deferral periods. Non-employee directors may also defer their director fees and other cash compensation payable for director services under this plan. The Company does not make any matching or profit sharing contributions under this plan. Accounts are maintained for participants, who elect to have their deferrals mirror the performance of investment options that we may offer from time to time. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured under rules of the IRS and remain part of the Company's general assets until distributed to the participants. The value of participant deferrals is based solely on the performance of the investment options that they select. The Company does not guarantee any minimum return on those investments.

        Additional information regarding the non-qualified deferred compensation plan and the amounts contributed by the named executive officers is shown in the section below titled "Non-Qualified Deferred Compensation."

Role of Compensation Consultant

        The Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or experts to provide independent advice and assistance in connection with the execution of its responsibilities. During 2008, the Committee retained Mercer to assist in the evaluation of the Company's executive compensation program and to advise the Committee on compensation issues. In particular, Mercer assisted the Committee during 2008 by:

  •
  reviewing the Company's overall executive compensation program and providing observations on program design, pay philosophy, pay levels and incentive pay mix;

  •
  providing advice and analysis relating to the Company's 2008 amendment to the 2003 Incentive Compensation Plan to provide for additional shares available for grant thereunder;

  •
  reviewing and providing recommendations with respect to the composition of companies in the Company's peer groups for purposes of assessing the competitive position of compensation of key executives of the Company, as described in more detail below;

  •
  assessing the competitive position of compensation of key executives of the Company, including benchmarking compensation levels of these executives against compensation levels of executives of companies in the Company's peer groups, as described in more detail below;

  •
  assessing the Company's equity grant practices in light of general market practice; and

  •
  advising on the competitiveness of the compensation program for non-employee directors.

        Representatives of Mercer generally attend meetings of the Committee, are available to participate in executive sessions and also communicate directly with the Committee chairman or its members outside of meetings. Mercer reports directly to the Committee, which determines the scope of requested services and approves fee arrangements for Mercer's work.

Benchmarking

        The Committee annually reviews competitive compensation data for companies in a peer group composed of companies that are involved in the gaming industry and technology companies (which are viewed by the Committee as requiring similar management skills as companies in the gaming industry).

        During 2008, at the request of the Committee, Mercer conducted a periodic review of the companies comprising the Company's peer group for purposes of comparing executive compensation. Based on this review, Mercer recommended revising the peer group to include companies based on the following criteria: (1) U.S. public companies; (2) direct competitors as well as companies in relevant industries identified by management (i.e., gaming, information technology services and software industries); (3) companies with revenues generally ranging from $500 million to $2 billion, or approximately 50% to 200% of the Company's consolidated revenues (subject to including four companies with revenues greater than $2 billion to assure a peer group composed of more than ten companies); and (4) median revenue, net income and market capitalization comparable to the Company. Based on these criteria, Mercer recommended, and the Committee approved, a peer group comprised of seven gaming companies (Bally Technologies, Inc., Boyd Gaming Corporation, GTECH Holdings Corporation (based on the last publicly available data and aged accordingly), International Game Technology, Penn National Gaming, Inc., Pinnacle Entertainment, Inc. and WMS Industries Inc.) and five technology companies (Affiliated Computer Services, Inc., Fiserv, Inc., Mentor Graphics Corporation, Quest Software, Inc. and Verisign, Inc.).

        In October 2008, Mercer compared the compensation of the Company's executives with the compensation of executives of companies in the gaming and technology peer group described above as well as a general industry peer group comprised of 50 companies with median revenues of approximately $1.3 billion. Mercer benchmarked the compensation of the five highest paid executives of the Company during 2007 to the 25th, 50th and 75th percentiles for the comparator companies. Base salary and total cash compensation (base salary and bonus) for the Company's five highest paid executives during 2007 was above the 75th percentile of the comparator companies in both peer groups, while total direct compensation (base salary, bonus and equity) generally approximated the median of the comparator companies in the gaming and technology peer group and the 75th percentile of the comparator companies in the general industry peer group (with Mr. Weil's total direct compensation in 2007 exceeding the 75th percentile of the comparator companies in both peer groups).

        The Committee uses the comparative data as a general indicator of relevant market conditions, but does not set specific benchmark targets for total executive compensation or for individual elements of the Company's executive compensation program.

Equity Grant Practices

        The Committee generally grants equity awards, including stock options and RSUs, at regularly scheduled meetings which are normally scheduled in the prior year. The exercise price for option grants is determined by calculating the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. An award that is approved for a new hire would generally not be deemed granted until the date the employee begins employment. As an administrative convenience, the Committee has delegated to the Chief Executive Officer and to the Chief Operating Officer the authority to grant awards to new hires and other employees who are not executive officers in between Committee meetings, within designated award levels, subject to reporting to the Committee at the Committee's next scheduled meeting.

Employment Agreements; Severance and Change in Control Arrangements

        We have entered into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition. The Committee believes that employment agreements with our executive officers are desirable as a means to attract executive talent, to encourage long-term service, to obtain a measure of assurance as to the executive's continued employment in light of prevailing market competition, to impose the restrictive covenants described above and, where practicable, to provide comparable severance and other terms and conditions to similarly situated executives.

        The severance protection provided under employment agreements assists the Company in attracting and retaining executives and is designed to ease an executive's transition in the event of an unexpected termination by the Company due to changes in the Company's employment needs. Severance provisions that are included in the agreements do not generally enhance an employee's current income, and therefore are generally independent of the direct compensation decisions made by the Committee from year to year.

        The employment agreements with our named executive officers provide for enhanced severance payments if their employment were terminated in connection with a change in control (as defined in the agreements). The Committee views these enhanced severance provisions as appropriate because they encourage executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes, allow executives to assess potential change in control transactions objectively without regard to the potential impact on their own job security and are generally not triggered in connection with a change in control unless an executive's employment is terminated without "cause" or the executive terminates for "good reason" within certain timeframes.

        The Company has change in control provisions in its equity compensation plans such that unvested stock options and other equity awards would generally accelerate upon a change in control (as defined in the plans). These provisions apply to all plan participants. The Committee believes that these provisions are appropriate since an employee's position could be adversely affected by a change in control even if he or she is not terminated.

        For further details about the agreements with the named executive officers, see the section titled "Potential Payments upon Termination or Change in Control" after the Compensation Discussion and Analysis.

Factors Affecting Compensation

Tax Deductibility of Executive Compensation

        In implementing the Company's compensation programs, the Committee's general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code, which limits a public company's tax deduction for certain compensation in excess of $1 million paid to the chief executive officer and certain of the other highest paid executive officers. The Committee has taken steps so that annual bonuses as well as stock options and RSUs granted to senior executive officers will generally qualify as "performance-based" compensation, which is excluded from the $1 million deductibility cap imposed under Section 162(m). Some forms of compensation, however, such as salary, guaranteed minimum bonuses and RSUs awarded without performance-based vesting conditions, do not qualify for tax deductibility in amounts in excess of $1 million per year. While the Committee seeks to take advantage of favorable tax treatment in implementing the Company's executive compensation programs, the Committee will authorize compensation that does not qualify for tax deductibility if the Committee believes it is necessary or appropriate to give priority to other objectives of the Company. In the case of the RSUs awarded to Mr. Wright in April 2008 without performance-based vesting conditions as part of his sign-on bonus pursuant to the terms of his employment agreement, such award is subject to a deferral agreement that was structured to provide for deferred distribution of vested units until the resulting compensation can be fully deducted by the Company without limitation under 162(m). This deferral agreement is expected to result in Mr. Wright receiving distribution of vested units six months after his employment ends and the compensation being fully deductible by the Company during the year of distribution.

Accounting Considerations

        The Committee considers the accounting implications with respect to the executive compensation program including the estimated cost for financial reporting purposes of equity compensation under SFAS 123R.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Peter A. Cohen, Chairman J. Robert Kerrey Barry F. Schwartz

Summary Compensation Table

        The table below shows the compensation of the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers who were serving as executive officers on December 31, 2008. These five individuals are the named executive officers for 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)
A. Lorne Weil(5)	2008	1,606,367	—	5,668,496	2,047,866	566,667	157,073	10,046,469
Chairman	2007	1,549,650	—	5,618,445	2,157,031	1,633,958	69,561	11,028,645
	2006	1,500,000	—	1,898,710	1,846,714	1,173,837	113,865	6,533,126
DeWayne E. Laird(6)	2008	647,875	—	1,210,494	508,335	116,180	6,900	2,489,784
Vice President	2007	625,000	—	1,816,564	537,444	439,555	6,750	3,425,313
	2006	522,000	—	794,976	244,247	260,872	11,000	1,833,095
Joseph R. Wright(5)	2008	666,667	—	1,371,927	1,420,005	666,667	54,379	4,179,645
Chief Executive Officer
and Vice Chairman
Michael R. Chambrello	2008	915,630	100,000	1,856,508	1,302,450	386,396	6,900	4,567,884
President and Chief	2007	883,301	—	1,086,443	1,114,982	698,518	6,750	3,789,994
Operating Officer	2006	855,000	—	843,409	1,169,341	469,785	6,600	3,344,135
Ira H. Raphaelson(7)	2008	590,000	50,000	853,101	642,464	166,070	6,900	2,308,535
Vice President and	2007	590,000	—	741,835	579,159	414,940	6,750	2,332,684
General Counsel	2006	495,000	—	555,714	480,803	247,379	—	1,778,896

(1)
The amounts in the "non-equity incentive plan compensation" column reflect the performance bonuses awarded for 2008 under the MICP. The amounts in the "bonus" column reflect special (i.e., non-MICP) bonuses awarded for 2008.

(2)
The amounts in the "stock awards" column reflect the compensation cost recognized by us for financial statement reporting purposes for the applicable year for grants of RSUs awarded to the named executive officers in such year and prior years. The cost was computed in accordance with SFAS 123R, which is based on the fair value of the award at the time of grant. The fair value of the awards was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. The amount shown for Mr. Wright does not reflect the compensation cost recognized by us for financial statement reporting purposes in 2008 for grants of RSUs awarded to Mr. Wright in 2008 and prior years in his capacity as a non-employee director (which cost for 2008 is reflected in the 2008 non-employee director compensation table above under "Director Compensation").

(3)
The amounts in the "option awards" column reflect the compensation cost recognized by us for financial statement reporting purposes for the applicable year for grants of stock options awarded to the named executive officers in such year and prior years. The cost was computed in accordance with SFAS 123R, which is based on the fair value of the award at the time of grant using a Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. The amount shown for Mr. Wright does not reflect the compensation cost recognized by us for financial statement reporting purposes in 2008 for grants of stock options awarded to Mr. Wright in his capacity as a non-employee director (which cost for 2008 is reflected in the 2008 non-employee director compensation table above under "Director Compensation").

(4)
The amounts indicated as "all other compensation" for 2008 include the following:

(a)
Employer contributions to 401(k) retirement plan: Mr. Weil, $6,900; Mr. Laird, $6,900; Mr. Wright, $1,819; Mr. Chambrello, $6,900; Mr. Raphaelson, $6,900.

(b)
Reimbursements for legal services provided to Mr. Weil and Mr. Wright in connection with their employment agreements: Mr. Weil, $29,414; and Mr. Wright, $30,000.

(c)
Costs attributable to Mr. Weil's personal travel using fractional ownership aircrafts, $108,177 (calculated based on the Company's out-of-pocket cost for the flights less amounts reimbursed by Mr. Weil at IRS rates for his family members).

(d)
Costs attributable to the personal use by Messrs. Weil and Wright of a car and driver provided by the Company: Mr. Weil, $12,582, and Mr. Wright, $22,560 (estimated based on the Company's costs associated with the car and driver, including salary and other employment costs relating to the driver).

        The amounts indicated as "all other compensation" for 2007 include the following:

  (a)
  Employer contributions to 401(k) retirement plan: Mr. Weil, $6,750; Mr. Laird, $6,750; Mr. Chambrello, $6,750; Mr. Raphaelson, $6,750.

  (b)
  Reimbursements for legal services provided to Mr. Weil in connection with his employment agreement, $19,402.

  (c)
  Costs attributable to Mr. Weil's personal travel using fractional ownership aircrafts, $43,409 (calculated based on the Company's out-of-pocket cost for the flights less amounts reimbursed by Mr. Weil at IRS rates for his family members).

        The amounts indicated as "all other compensation" for 2006 include the following:

  (a)
  Employer contributions to 401(k) retirement plan: Mr. Weil, $11,000; Mr. Laird, $11,000; and Mr. Chambrello, $6,600.

  (b)
  Reimbursements for legal services provided to Mr. Weil in connection with his employment agreement, $66,791.

  (c)
  Costs attributable to Mr. Weil's personal travel using fractional ownership aircrafts, $36,074 (calculated based on the Company's out-of-pocket cost for the flights less amounts reimbursed by Mr. Weil at IRS rates for his family members).

(5)
Mr. Weil served as Chief Executive Officer during 2008. Mr. Wright became employed on May 1, 2008 and succeeded Mr. Weil as Chief Executive Officer on January 1, 2009. The compensation shown for Mr. Wright for 2008 reflects amounts paid to him for a partial year of employment and does not reflect compensation earned by Mr. Wright in his capacity as a non-employee director during 2008 (which is reflected in the 2008 non-employee director compensation table above under "Director Compensation").

(6)
Mr. Laird was among the "named executive officers" for 2008 (serving as Chief Financial Officer through March 31, 2009) but is no longer an executive officer.

(7)
Mr. Raphaelson became employed on February 1, 2006. The compensation shown for 2006 reflects amounts paid to him for a partial year of employment.

Grants of Plan-Based Awards for Fiscal Year 2008

        The table below provides information regarding the performance bonuses, stock options and RSUs granted to the named executive officers during 2008.

						Estimated Future Payouts Under Equity Incentive Plan Awards ($)(2) Target (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)(6)
									Exercise or Base Price of Option Awards ($/Sh)(5)
		Compensation Committee (or Board) Meeting Date
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
A. Lorne Weil	—	—	803,184	1,606,367	3,212,734	—	—	—	—	—
	02/26/2008	02/26/2008	—	—	—	58,530	—	—	—	1,244,933
	02/26/2008	02/26/2008	—	—	—	—	—	141,470	21.27	1,244,916
DeWayne E. Laird	—	—	216,067	432,133	864,266	—	—	—	—	—
	02/26/2008	02/26/2008	—	—	—	14,468	—	—	—	307,734
	02/26/2008	02/26/2008	—	—	—	—	—	34,971	21.27	307,740
Joseph R. Wright(7)	—	—	333,333	666,667	1,333,334	—	—	—	—	—
	04/15/2008	04/15/2008	—	—	—		220,000	—	—	6,151,200
	04/15/2008	04/15/2008	—	—	—	—	—	500,000	25.69	6,366,764
Michael R. Chambrello	—	—	457,815	915,630	1,831,260	—	—	—	—	—
	02/26/2008	02/26/2008	—	—	—	25,829	—	—	—	549,383
	02/26/2008	02/26/2008	—	—	—	—	—	62,429	21.27	549,366
	06/10/2008	05/08/2008	—	—	—	—	60,000	—	—	2,019,600
Ira H. Raphaelson	—	—	196,765	393,530	787,060	—	—	—	—	—
	02/26/2008	02/26/2008	—	—	—	13,176	—	—	—	280,254
	02/26/2008	02/26/2008	—	—	—	—	—	31,847	21.27	280,249
	10/07/2008	09/24/2008	—	—	—	—	25,000	—	—	454,500

(1)
The amounts shown under the column "estimated future payouts under non-equity incentive plan awards" represent the performance bonus opportunity approved for 2008 for each of the named executive officers under the MICP. The actual amounts awarded under the program for 2008 are shown in the "Summary Compensation Table" above under the column "non-equity incentive plan compensation."

(2)
The amounts shown under the column "estimated future payouts under equity incentive plan awards" represent the annual award of RSUs granted under the MICP based upon each named executive officer's equity award opportunity for 2008. These awards vest over a period of five years subject to the satisfaction of minimum performance criteria for 2008 and are subject to accelerated vesting in certain circumstances under the officers' employment agreements.

(3)
The amount shown under the column "all other stock awards" for Mr. Wright represents an award of RSUs to Mr. Wright under the terms of his employment agreement, which award vests in four equal installments subject to accelerated vesting in certain circumstances under the terms of his employment agreement. The award is subject to a deferral agreement such that the vested units are not expected to be issued or delivered to Mr. Wright until six months after his employment terminates. The amounts shown under the column "all other stock awards" for Messrs. Chambrello and Raphaelson represent awards of RSUs to them in connection with amendments to their employment agreements, which awards vest in five equal installments subject to accelerated vesting in certain circumstances under the terms of their employment agreements (except that 12,000 of the RSUs awarded to Mr. Chambrello vested immediately).

(4)
The amount shown under the column "all other option awards" for Mr. Wright represents an award of stock options to Mr. Wright under the terms of his employment agreement, which award vests in four equal installments subject to accelerated vesting in certain circumstances under the terms of his employment agreement. The amounts shown under the column "all other option awards" for Messrs. Weil, Laird, Chambrello and Raphaelson represent the annual award of stock options granted under the MICP based upon each participant's equity award opportunity for 2008. The awards vest over a period of five years and are subject to accelerated vesting in certain circumstances under the terms of their employment agreements.

(5)
The exercise price for these options was set at market, which was calculated by determining the average of the high and low sales prices of our common stock on the trading day immediately prior to grant.

(6)
The amounts indicated as the "grant date fair value" for the awards granted during 2008 were computed in accordance with SFAS 123R. In the case of the RSUs, the value was calculated by determining the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant. In the case of the options, the value was determined using a Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(7)
The amounts shown do not reflect the formula award of 3,291 RSUs awarded to Mr. Wright on January 2, 2008 in his capacity as a non-employee director (which is reflected in the 2008 non-employee director compensation table above under "Director Compensation").

Outstanding Equity Awards at Fiscal Year-End

        The table below provides information with respect to the stock options and RSUs held by the named executive officers as of December 31, 2008.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
A. Lorne Weil	07/08/1999	38,000		38,000	(2)	2.625	07/07/2009	—		—
	12/31/1999	70,000		—		3.50	12/30/2009	—		—
	01/01/2001	127,000		—		2.95	12/31/2010	—		—
	12/14/2001	134,000		—		7.10	12/13/2011	—		—
	12/12/2002	119,000		—		6.16	12/11/2012	—		—
	02/28/2003	600,000		—		5.13	02/27/2010	—		—
	06/23/2003	400,000		—		7.96	06/22/2010	—		—
	12/08/2003	150,000		—		15.96	12/07/2013	—		—
	12/09/2004	120,000		30,000	(3)	23.15	12/08/2014	—		—
	12/15/2005	45,000		30,000	(3)	27.68	12/14/2015	10,000	(4)	$175,400
	09/07/2006	—		—		—	—	58,750	(5)	$1,030,475
	02/27/2007	19,433		77,734	(3)	33.94	02/26/2017	28,308	(6)	$496,522
	06/30/2007	—		—		—	—	74,907	(7)	$1,313,869
	02/26/2008	—		141,470	(3)	21.27	02/25/2018	58,530	(8)	$1,026,616
DeWayne E. Laird	12/08/2003	28,800		—		15.96	12/07/2013	—		—
	12/09/2004	15,600		5,200	(3)	23.15	12/08/2014	—		—
	01/10/2005	10,000		10,000	(3)	22.53	01/09/2015	—		—
	12/15/2005	7,800		5,200	(3)	27.68	12/14/2015	1,765	(4)	$30,958
	05/03/2006	—		—		—	—	36,000	(9)	$631,440
	02/27/2007	4,803		19,216	(3)	33.94	02/26/2017	34,998	(6)	$613,865	(6)
	02/26/2008	—		34,971	(3)	21.27	02/25/2018	14,468	(8)	$253,769	(6)
Joseph R. Wright	09/02/2004	50,000	(10)	—		17.23	09/01/2014	—		—
	01/03/2006	—		—		—	—	2,402	(11)	$42,131
	01/02/2007	—		—		—	—	2,890	(12)	$50,690
	01/02/2008	—		—		—	—	3,291	(13)	$57,724
	04/15/2008	—		500,000	(14)	25.69	04/14/2018	220,000	(15)	$3,858,800
Michael R. Chambrello	07/01/2005	300,000		200,000	(3)	27.01	06/30/2015	—		—
	12/15/2005	25,200		16,800	(3)	27.68	12/14/2015	5,626	(4)	$98,680
	03/03/2006	—		—		—	—	66,668	(16)	$1,169,357
	02/27/2007	8,575		34,304	(3)	33.94	02/26/2017	12,492	(6)	$219,110
	02/26/2008	—		62,429	(3)	21.27	02/25/2018	25,829	(8)	$453,041
	06/10/2008	—		—		—	—	48,000	(17)	$841,920
Ira H. Raphaelson	02/01/2006	80,000		120,000	(3)	31.79	01/31/2016	57,477	(18)	$1,008,147
	02/27/2007	4,534		18,140	(3)	33.94	02/26/2017	18,606	(6)	$326,349
	02/26/2008	—		31,847	(3)	21.27	02/25/2018	13,176	(8)	$231,107
	10/07/2008	—		—		—	—	25,000	(19)	$438,500

(1)
The value shown was calculated by multiplying the number of RSUs by the closing price of our common stock on December 31, 2008 ($17.54).

(2)
This option was awarded with a ten-year vesting schedule. The option completely vested on January 1, 2009.

(3)
These options were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant. The options shown for Mr. Laird are scheduled to vest on June 26, 2009 in accordance with the terms of his separation agreement.

(4)
These RSUs were awarded with a five-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2006. The first installment vested in February 2007 based on attainment of the performance goal, the second installment vested on the second anniversary of the date of grant, the third installment vested on the third anniversary of the date of grant and the balance will vest in two installments, one-half on each of December 15, 2009 and 2010. The RSUs shown for Mr. Laird are scheduled to vest on June 26, 2009 in accordance with the terms of his separation agreement.

(5)
These RSUs were part of a grant to Mr. Weil under his employment agreement. The first installment vested on December 31, 2006, the second installment vested on December 31, 2007, the third installment vested on December 31, 2008 and the remainder vests on December 31, 2009.

(6)
These RSUs were awarded with a five-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2007. The first installment vested in February 2008 based on attainment of the performance goal, the second installment vested on the second anniversary of the date of grant and the balance will vest in three installments, one-third on each of the third through fifth anniversaries of the date of grant. The RSUs shown for Mr. Laird are scheduled to vest on June 26, 2009 in accordance with the terms of his separation agreement.

(7)
These RSUs were part of a grant to Mr. Weil under his employment agreement. The first installment vested on December 31, 2007, the second installment vested on December 31, 2008 and the remainder vests on December 31, 2009.

(8)
These RSUs were awarded with a five-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2008. The first installment vested in February 2009 based on attainment of the performance goal and the balance will vest in four installments, one-fourth on each of the second through fifth anniversaries of the date of grant. The RSUs shown for Mr. Laird are scheduled to vest on June 26, 2009 in accordance with the terms of his separation agreement.

(9)
These RSUs were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant. The first installment vested on the first anniversary of the date of grant, the second installment vested on the second anniversary of the date of grant and the balance is scheduled to vest on June 26, 2009 in accordance with the terms of his separation agreement.

(10)
These options were awarded to Mr. Wright in his capacity as a non-employee director with a four-year vesting schedule, with one-fourth vesting on each of the first four anniversaries of the date of grant.

(11)
These RSUs were awarded to Mr. Wright in his capacity as a non-employee director. The first installment vested on January 3, 2007, the second installment vested on January 3, 2008, the third installment vested on January 3, 2009 and the balance will vest in two installments, one-half on each of the fourth and fifth anniversaries of the date of grant.

(12)
These RSUs were awarded to Mr. Wright in his capacity as a non-employee director. The first installment vested on January 2, 2008, the second installment vested on January 2, 2009 and the balance will vest in three installments, one-third on each of the third through fifth anniversaries of the date of grant.

(13)
These RSUs were awarded to Mr. Wright in his capacity as a non-employee director. The first installment vested on January 2, 2009 and the balance will vest in four installments, one-quarter on each of the second through fifth anniversaries of the date of grant.

(14)
These options were part of a grant to Mr. Wright under his employment agreement. The first installment vested on the first anniversary of the date of grant and the remainder vests on each of the second through fourth anniversaries of the date of grant.

(15)
These RSUs were part of a grant to Mr. Wright under his employment agreement. The first installment vested on the first anniversary of the date of grant and the remainder vests on each of the second through fourth anniversaries of the date of grant.

(16)
These RSUs were awarded to Mr. Chambrello in connection with the restructuring of the inducement stock options that he received upon joining the Company in July 2005. The first installment of these units vested in February 2007 based on attainment of the performance goals for the award, the second installment vested on the second anniversary of the date of grant, the third installment vested on July 1, 2008 and the balance will vest in two installments, one-half on each of July 1, 2009 and 2010.

(17)
These RSUs were part of an award of 60,000 RSUs to Mr. Chambrello under an amendment to his employment agreement, 12,000 of which vested immediately with the balance of the award (48,000 RSUs) vesting over five years with one-fifth vesting on each of the first five anniversaries of the date of grant.

(18)
These RSUs were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant. The first installment vested on the first anniversary of the date of grant, the second installment vested on the second anniversary of the date of grant, the third installment vested on the third anniversary of the date of grant and the balance will vest in two installments, one-half on each of the fourth and fifth anniversaries of the date of grant.

(19)
These RSUs were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant.

Option Exercises and Stock Vested for Fiscal Year 2008

        The table below provides information for the named executive officers with respect to stock options exercised and RSU awards that vested during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
A. Lorne Weil	—	—	145,733	(1)	2,470,710	(1)
DeWayne E. Laird	5,000	122,475	21,632		538,837
Joseph R. Wright	—	—	1,523	(2)	50,754	(2)
Michael R. Chambrello	—	—	51,268		1,516,962
Ira H. Raphaelson	—	—	23,810		538,289

(1)
The amount realized upon vesting of Mr. Weil's stock awards reflects an aggregate of $2,241,411 attributable to the vesting of 133,656 RSUs on December 31, 2008 from awards that he received in September 2006 and June 2007 under the terms of his employment agreement, which units are subject to a deferral agreement such that they are not expected to be issued or delivered to Mr. Weil until the first business day following December 31, 2011. The units will be settled in stock upon the distribution date. See "Restricted Stock Unit Award Deferrals" below.

(2)
The amount realized upon vesting of Mr. Wright's stock awards reflects the vesting of RSUs awarded to Mr. Wright in his capacity as a non-employee director.

Non-Qualified Deferred Compensation

Supplemental Executive Retirement Plan (pre-2006 frozen plan)

        The table below provides information for the named executive officers with respect to their benefits under the Supplemental Executive Retirement Plan (SERP), which was discontinued at the end of 2005.

Name	Plan Name	Number of Years Credited Service (#)	Aggregate Interest Credited in 2008(1) ($)	Present Value of Accumulated Benefit at 12/31/2008 ($)
A. Lorne Weil	SERP	N.A.	426,282	11,083,337
DeWayne E. Laird	SERP	N.A.	115,753	3,009,588

(1)
Represents interest at rate of 4% which was accrued during 2008.

        The SERP had been a means of providing retirement benefits to a limited number of senior executives under a formula that determined the benefit based on a participant's years of service and average rate of compensation. The SERP was discontinued at the end of 2005 and benefit accruals for the plan's four participants were frozen in amounts based on the-then present value of each participant's aggregate benefit under an agreed upon calculation. Although the aggregate benefit for each participant was frozen at that time, participants are credited with interest at a rate of 4% per annum, compounded annually, from December 31, 2005 until the benefit is distributed. Mr. Weil's benefits are expected to be paid during his employment according to the schedule described below under the caption "Potential Payments upon Termination or Change in Control." Mr. Laird's benefits are expected to be paid on December 29, 2009 (approximately six months following termination of his employment) in accordance with the terms of his separation agreement.

Deferred Compensation Plan (for deferral of salary and bonus)

        The table below provides information for the named executive officers with respect to amounts deferred under our Key Executive Deferred Compensation Plan, which is an elective non-qualified deferred compensation plan.

Name	Executive Contributions in 2008 ($)		Registrant Contributions in 2008 ($)	Aggregate Earnings in 2008 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2008 ($)
A. Lorne Weil	1,610,266	(1)	—	(5,079,651)	—	11,870,118	(2)
Joseph R. Wright	34,000	(1)	—	(130,517)	—	163,738	(3)
Michael R. Chambrello	322,680	(1)	—	(240,627)	—	402,455	(2)

(1)
Contributions for 2008 reflect Mr. Weil's deferral of his fiscal year 2007 bonus, which became payable in 2008, and reflect deferral by Mr. Chambrello of a portion of his 2008 salary and a portion of the fiscal year 2007 bonus, which became payable in 2008. Mr. Wright's contributions reflect deferral of director fees received by him prior to his employment with the Company.

(2)
Mr. Weil's aggregate balance at the end of 2008 reflects bonuses contributed into the plan over the last ten fiscal years (in the aggregate amount of approximately $8,455,000) and Mr. Chambrello's aggregate balance at the end of 2008 reflects salary contributed into the plan over the last three years and bonus for the last year (in the aggregate amount of approximately $621,131).

(3)
Mr. Wright's aggregate balance at the end of 2008 reflects the director fees he deferred prior to his employment with the Company.

        The Key Executive Deferred Compensation Plan enables executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of the cash bonus that may be awarded under our management incentive compensation program. Non-employee directors may defer receipt of up to 100% of the fees and other cash compensation payable for director services. Participants can defer eligible compensation into the plan throughout their employment or for a specified deferral period consisting of three or more years as an initial deferral and five or more years to extend a prior deferral, provided the extension election is made at least 12 months prior to the end of the deferral period. Deferrals and related earnings are paid as soon as practicable following the end of the deferral period and would be distributed prior to that date if a participant retires or otherwise separates from service (subject to a six month delay for distributions to certain officers in accordance with the requirements of Section 409A of the Internal Revenue Code). Deferrals would also be distributed in the event of a change in control, if we terminate the plan or, under extremely limited circumstances, in the event of an "unforeseeable emergency" such as a severe financial hardship resulting from an illness or accident. Mr. Weil's benefits are expected to be paid during his employment according to the schedule described below under the caption "Potential Payments upon Termination or Change in Control."

        Participants' deferrals are measured by the performance of investment options that we may offer from time to time under the plan. The investment options consist of a variety of mutual funds of various investment categories that provide different combinations of risk and return potential and participants can generally elect to change their investment elections each business day. The vehicles measuring Mr. Chambrello's deferrals during 2008 and the rates of return for the year were as follows: Foreign Large Blend Fund (-44.84%); Large Blend Fund (-40.03%); and World Stock Fund (-45.60%). Mr. Wright's deferrals during 2008 were measured by the Foreign Large Blend Fund (-44.84%).

        Additional investment vehicles have been approved for Mr. Weil's deferred compensation account, which comprises the majority of the deferrals under the plan. The vehicles measuring Mr. Weil's deferrals during 2008 and the rates of return (or, in the case of Money Market Fund, estimated annual yield) for the year were as follows: Corporate Bond (-30.86%); Money Market Fund (2.00%); Treasury Inflation-Protected Securities (-2.00%); Scientific Games stock (-47.25%); Private Equity Fund (-10.50%); Private Equity Fund (-16.91%); Distressed Debt Fund (-35.92%); Multi-Strategy Hedge Fund (-19.54%); and Equity Hedge Fund (-34.80%). The vehicles measuring Mr. Weil's deferrals also include a Private Bond Obligation Fund, the rate of return for 2008 of which is not available (the market value of the vehicle in 2006 was $52,500, but more recent valuation information has not been provided by the fund as of the date of this Proxy Statement).

        The Company's policy has been to contribute the designated amount of each participant's deferrals into a rabbi trust and for the trust to make investments that correspond to the participant's investment elections. The Company does not pay above market returns and does not guarantee any minimum return on investments.

Restricted Stock Unit Award Deferrals

        The table below sets forth information with respect to Mr. Weil's deferral of RSUs.

Name	Executive Contributions in 2008 ($)		Registrant Contributions in 2008 ($)	Aggregate Earnings in 2008 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2008 ($)
A. Lorne Weil	2,241,411	(1)	—	—	—	5,466,429	(2)

(1)
Reflects deferral of 133,656 RSUs that vested on December 31, 2008, which were part of awards granted to Mr. Weil in September 2006 and June 2007 as a sign-on bonus in connection with his employment agreement. The units that were part of the September 2006 award had a grant date value of approximately $1,696,700 and the units that were part of the June 2007 award had a grant date value of approximately $2,582,400, which are reflected in the "Summary Compensation Table" under the "stock awards" column. The awards are subject to a deferral agreement such that the vested units are not expected to be issued or delivered to Mr. Weil until the first business day following December 31, 2011.

(2)
Mr. Weil's aggregate balance at the end of 2008 reflects the deferral of RSUs that vested on December 31, 2006 (58,750 units), December 31, 2007 (133,656 units) and December 31, 2008 (133,656 units), which had an aggregate value at the time of deferral of approximately $8,523,570.

 Potential Payments upon Termination or Change in Control

Employment and Separation Agreements

        We have employment agreements with the named executive officers. The information below describes and quantifies certain compensation that would become payable under these existing agreements if the named executive officer's employment had terminated on the last business day of 2008 (December 31, 2008) under the various termination events contemplated in the agreements. The amounts described are estimates and the actual amounts to be paid can only be determined at the time of the executive's separation. The amounts described would be in addition to amounts the individual would receive under accrued plans, such as the SERP, the deferred compensation plan, the 401(k) plan and previously vested equity or bonus awards, as to which neither the individual's employment agreement nor the plans provide for enhanced benefits or payments upon termination. The value shown below for equity awards that would have accelerated had the specified termination event occurred on the last business day of the year was calculated by multiplying the number of shares subject to the acceleration by the closing price of our common stock on that day which was $17.54 (and, in the case of stock options, subtracting the exercise price for the shares from that value).

        A. Lorne Weil.    Potential payments to Mr. Weil would be governed by his employment agreement dated as of January 1, 2006 (as amended in May 2008 and December 2008), which has a term ending December 31, 2011 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof). Under the terms of Mr. Weil's employment agreement, Mr. Weil was awarded as a sign-on bonus 235,000 RSUs on September 2006 and 224,719 RSUs on June 30, 2007. In accordance with the terms of his agreement, Mr. Weil's base salary was increased to $1,606,367 for 2008 to reflect an inflation adjustment. Beginning in 2010, Mr. Weil's base salary will be reduced to $1,000,000 (subject to annual inflation adjustments). Mr. Weil's employment agreement provides that he will have an annual target bonus opportunity equal to 100% of his base salary and a maximum bonus opportunity equal to 200% of his base salary (except that he will have no maximum bonus opportunity beginning in 2010), and that he will be eligible to receive an annual grant of stock options or other equity awards with a value of up to 155% of his base salary in the discretion of the Compensation Committee (with any such equity awards granted to him in 2010 and 2011 in the form of RSUs). Mr. Weil's benefits under the Company's frozen SERP and amounts deferred by Mr. Weil under the Company's deferred compensation plan will be paid to Mr. Weil according to a schedule, with 50% of the total amount to be paid on November 1, 2009, 25% of the amount to be paid on November 1, 2010 and 25% of the amount to be paid on November 1, 2011, subject to deferral under certain circumstances. Mr. Weil will also receive a payment on July 1, 2011 in an amount equal to his 2009 base salary and target bonus, plus interest on that amount at a rate of 6% from January 1, 2010 to the date of payment (totaling $3,556,406). The vesting of Mr. Weil's then-outstanding equity awards will accelerate as of December 31, 2009. The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination.

        The following describes the estimated amounts Mr. Weil would have received if the event specified occurred at December 31, 2008:

  Termination without Cause by the Company, for Good Reason by Mr. Weil or due to Total Disability

  1.
  Bonus for year of termination:

    •
    $566,667 (actual 2008 bonus) (or, if termination due to disability, higher of last two bonuses but not higher than target bonus for year of termination pro rated for number of days worked in the year, or $1,606,367 (target 2008 bonus))

  2.
  Severance bonus amount:

    •
    None

      Note: Under the terms of the May 2008 amendment to Mr. Weil's agreement, in lieu of the severance amount that would have otherwise been payable to Mr. Weil under the original terms of his agreement upon the termination events specified above, Mr. Weil is entitled to receive on July 1, 2011 an amount equal to his 2009 base salary and target bonus, plus interest at a rate of 6% from January 1, 2010 to the date of payment (totaling $3,556,406).

  3.
  Equity treatment (full vesting):

    •
    Stock Options—$566,770 (exercisable through scheduled expiration dates)

    •
    RSUs—$4,042,882

  4.
  Insurance benefits:

    •
    Continued health, disability and life insurance coverage for three years (cost of premiums and tax gross-up at 35% federal tax rate estimated at $398,460); and, if termination due to disability, coverage through age 65 (cost of premiums and tax gross-up at 35% federal tax rate estimated at $286,411)

  Termination without Cause by the Company or for Good Reason by Mr. Weil within two years after a Change in Control or six months before and in anticipation thereof

  1.
  All amounts specified above

  2.
  Base salary (paid in lump sum):

    •
    $1,606,367

  3.
  Severance bonus amount (based on higher of last two bonuses but not higher than target bonus for year of termination and paid in lump sum):

    •
    $1,606,367 (target 2008 bonus)

  Termination due to Death

  1.
  Base salary (paid in lump sum):

    •
    $1,606,367

  2.
  Severance bonus amount calculated as described above (paid in lump sum):

    •
    $1,606,367 (target 2008 bonus)

  3.
  Equity treatment (full vesting):

    •
    Stock Options—$566,770 (exercisable for up to three years)

    •
    RSUs—$4,042,882

  Termination due to Retirement/Resignation

  1.
  Bonus for year of termination:

    •
    $566,667 (actual 2008 bonus)

  2.
  Equity treatment (vesting other than sign-on RSU awards under employment agreement):

    •
    Stock Options—$566,770 (exercisable for up to three years)

    •
    RSUs—$1,698,539

        Joseph R. Wright.    Potential payments to Mr. Wright would be governed by his employment agreement dated as of May 1, 2008 (as amended in December 2008 and April 2009), which has a term ending December 31, 2011 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof). Under the terms of Mr. Wright's employment agreement, Mr. Wright was awarded 220,000 RSUs and 500,000 stock options (with an exercise price of $25.69 per share, representing the market value of our stock on the date of grant, and a ten-year term) as sign-on equity awards, which awards vest over four years (one-quarter vesting on each of the first four anniversaries of the date of grant). Mr. Wright's base salary for 2008 was $666,667 (which was a pro rated amount based on a $1,000,000 per annum rate), was increased to $1,250,000 for 2009 and will increase to $1,500,000 for 2010. Mr. Wright's employment agreement provides that he will have an annual target bonus opportunity equal to 100% of his base salary and a maximum bonus opportunity equal to 200% of his base salary, subject to minimum incentive compensation of $666,667 for 2008 (100% of his pro rated base salary) and $500,000 for 2009. Mr. Wright will be eligible to receive an annual grant of stock options or other equity awards with a value of up to 155% of his base salary in the discretion of the Compensation Committee, provided that he receives at least 50,000 options and 50,000 RSUs in each of 2009 (no later than May 1) and 2010 (no later than April 30). The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination.

        The following describes the estimated amounts Mr. Wright would have received if the event specified occurred at December 31, 2008:

  Termination without Cause by the Company or for Good Reason by Mr. Wright

  1.
  Bonus for year of termination:

    •
    $666,667 (actual 2008 bonus)

  2.
  Base salary for two and one-half years (paid in lump sum):

    •
    $666,667 for two and one-half years = $1,666,668 (based on pro rated 2008 base salary)

  3.
  Target bonus for two and one-half years (paid in lump sum):

    •
    $666,667 for two and one-half years = $1,666,668 (based on pro rated 2008 base salary)

  4.
  Equity treatment (full vesting):

    •
    Stock Options—$0 (exercise price was higher than market price at year end)

    •
    RSUs—$4,009,346

  5.
  Insurance benefits:

    •
    COBRA reimbursement for up to 18 months (cost of premiums estimated at $11,051)

      Note: Pursuant to the April 2009 amendment to his employment agreement, if such termination occurred after the date of such amendment, Mr. Wright would be entitled to receive continued health, disability and life insurance coverage for three years (cost of premiums estimated at $310,143).

  Termination without Cause by the Company or for Good Reason by Mr. Wright within two years after a Change in Control or six months before and in anticipation thereof

  1.
  All amounts specified above plus an additional six months of salary and one-half of target bonus (totaling an additional $666,667 (based on 2008 pro rated salary))

  Termination due to Total Disability or Death

  1.
  Bonus for year of termination:

    •
    $666,667 (actual 2008 bonus)

  2.
  Base salary (paid in lump sum):

    •
    $666,667 (pro rated 2008 base salary)

  3.
  Target bonus for year of termination (paid in lump sum):

    •
    $666,667 (based on pro rated 2008 base salary)

  4.
  Equity treatment (full vesting):

    •
    Stock Options—$0 (exercise price was higher than market price at year end)

    •
    RSUs—$4,009,346

  5.
  Insurance benefits (if termination due to disability):

    •
    COBRA reimbursement for up to 18 months (cost of premiums estimated at $11,051)

      Note: Pursuant to the April 2009 amendment to his employment agreement, if termination due to disability occurred after the date of such amendment, Mr. Wright would be entitled to receive continued health, disability and life insurance coverage for three years (cost of premiums estimated at $310,143).

        DeWayne E. Laird.    Potential payments to Mr. Laird would be governed by his employment agreement dated as of November 1, 2002 (as amended in August 2006, October 2008 and December 2008), which has a term ending December 31, 2009. As part of the 2006 amendment to Mr. Laird's agreement, the Company agreed to accelerate the vesting of the 60,000 RSUs awarded to him in May 2006 if he were to retire on or after January 1, 2008. Mr. Laird received an additional special grant in February 2007 for 35,000 RSUs and, with respect to such grant, the Company agreed to accelerate the vesting if he were to retire on or after December 31, 2009 or in the event of his death (these provisions, as well as those applicable to his May 2006 award, supplement the provisions of his employment agreement). Mr. Laird's employment agreement provides that he will have an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary and participate in all executive compensation plans that are made generally available by the Company to its other senior executives in accordance with the terms of such plans. In accordance with the terms of his agreement, Mr. Laird's base salary was increased to $647,875 for 2008 to reflect an inflation adjustment.

        On March 27, 2009, the Company entered into a separation agreement with Mr. Laird pursuant to which Mr. Laird's employment with the Company will terminate on June 26, 2009. Following the separation date, Mr. Laird will receive, among other things, $438,960 representing a pro rata bonus for 2009 (at maximum opportunity), $350,000 representing a special separation payment and a payment representing the value of Mr. Laird's accrued benefit under the Company's frozen SERP. If Mr. Laird elects to continue medical coverage under the Company's group health plan in accordance with COBRA following his separation, the Company will provide 65% of the monthly premiums for nine months. Except for the performance-conditioned RSUs awarded to Mr. Laird in February 2009 (the vesting of which is conditioned on the satisfaction of the applicable performance condition), all unvested stock options and RSUs held by Mr. Laird (including the February 2007 special RSU grant) will vest as of the separation date (such options to be exercisable for 90 days following the separation date or until their earlier expiration in accordance with their terms). The separation agreement also provides for the continuation of covenants under his employment agreement imposing on Mr. Laird certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months.

        The following describes the estimated amounts Mr. Laird would have received if the event specified occurred at December 31, 2008 (and, therefore, does not reflect amounts payable under Mr. Laird's separation agreement described above):

  Termination without Cause by the Company, for Good Reason by Mr. Laird or due to Total Disability

  1.
  Base salary (paid in lump sum):

    •
    $647,875

  2.
  Severance bonus amount equal to target bonus for year of termination (paid in lump sum):

    •
    $432,133

  3.
  Equity treatment (full vesting):

    •
    Stock Options—$0 (exercise price was higher than market price at year end)

    •
    RSUs—$1,530,032

  4.
  Insurance benefits:

    •
    Continued health, disability and life insurance coverage for three years (cost of premiums and tax gross-up at 35% federal tax rate estimated at $241,975); and, if termination due to disability, coverage through age 65 (cost of premiums and tax gross-up at 35% federal tax rate estimated at $319,909)

  Termination due to Death

  1.
  Bonus for year of termination (based on target bonus for year of termination):

    •
    $432,133

  2.
  Equity treatment (full vesting):

    •
    Stock Options—$0 (exercise price was higher than market price at year end)

    •
    RSUs—$1,530,032

  Termination due to Retirement

  1.
  Bonus for year of termination (based on target bonus for year of termination):

    •
    $432,133

  2.
  Equity treatment (full vesting of options and partial vesting of RSUs at retirement eligible age):

    •
    Stock Options—$0 (exercise price was higher than market price at year end)

    •
    RSUs—$1,038,912

  Termination without Cause by the Company or for Good Reason by Mr. Laird within two years after a Change in Control or six months before in anticipation thereof

  1.
  Bonus for year of termination (based on target bonus for the year of termination):

    •
    $432,133

  2.
  Base salary for three years (paid in lump sum):

    •
    $647,875 for three years = $1,943,625

  3.
  Severance bonus amount for three years (paid in lump sum):

    •
    $432,133 for three years = $1,296,398

  4.
  Equity treatment (full vesting):

    •
    Stock Options—$0 (exercise price was higher than market price at year end)

    •
    RSUs—$1,530,032

        Michael Chambrello.    Potential payments to Mr. Chambrello would be governed by his employment agreement dated as of July 1, 2005 (as amended in August 2006, May 2008 and December 2008), which has a term ending December 31, 2010 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof). Mr. Chambrello's employment agreement provides that he will have an annual target bonus opportunity equal to 100% of his base salary and a maximum bonus opportunity equal to 200% of his base salary, and that he will be eligible to receive an annual grant of stock options or other equity awards with a value of up to 150% of his base salary in the discretion of the Compensation Committee. Mr. Chambrello received a special grant of 60,000 RSUs in connection with the May 2008 amendment to his employment agreement, 12,000 of which vested immediately and the balance of which vests over five years (one-fifth vesting on each of the first five anniversaries of the date of grant). In accordance with the terms of the agreement, Mr. Chambrello's base salary was increased to $915,630 for 2008 to reflect an inflation adjustment. The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination.

        The following describes the estimated amounts Mr. Chambrello would have received if the event specified occurred at December 31, 2008:

  Termination without Cause by the Company or for Good Reason by Mr. Chambrello

  1.
  Bonus for year of termination (based on higher of last two bonuses but not higher than base salary for year of termination pro rated for number of days worked in the year):

    •
    $698,518 (fiscal 2007 bonus)

  2.
  Base salary payable for a period of two years:

    •
    $915,630 for two years = $1,831,260

  3.
  Severance bonus amount calculated as described in section 1 above payable for a period of two years:

    •
    $698,518 for two years = $1,397,036

  4.
  Equity treatment (full vesting):

    •
    Stock Options—$0 (exercise price was higher than market price at year end)

    •
    RSUs—$2,782,107

  5.
  Insurance benefits:

    •
    COBRA reimbursement for up to 18 months (cost of premiums estimated at $16,264)

  Termination without Cause by the Company or for Good Reason by Mr. Chambrello within two years after a Change in Control or six months before in anticipation thereof

  1.
  All amounts specified above plus one additional year of salary and bonus calculated as described above and paid in lump sum (totaling $1,614,148).

  Termination due to Death

        1.    Bonus for year of termination calculated as described above:

      •
      $698,518 (fiscal 2007 bonus)

        2.    Six months of base salary (paid in lump sum):

      •
      $457,815

        3.    Equity treatment (full vesting):

      •
      Stock Options—$0 (exercise price was higher than market price at year end)

      •
      RSUs—$2,782,107

  Termination due to Total Disability

        1.    Bonus for year of termination calculated as described above:

      •
      $698,518 (fiscal 2007 bonus)

        2.    Base salary (paid over 12 months):

      •
      $915,630

        3.    Equity treatment (full vesting):

      •
      Stock Options—$0 (exercise price was higher than market price at year end)

      •
      RSUs—$2,782,107

        4.    Insurance benefits:

      •
      COBRA reimbursement for up to 18 months (cost of premiums estimated at $16,264)

        Ira Raphaelson.    Potential payments to Mr. Raphaelson would be governed by his employment agreement dated as of December 15, 2005 (as amended in August 2006, October 2008 and December 2008), which has a term ending February 1, 2012 (subject to automatic renewals for a period of one year at the end of the initial term and each anniversary thereof). Mr. Raphaelson's employment agreement provides that he will have an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary. Mr. Raphaelson's base salary was $590,000 for 2008 and, pursuant to the October 2008 amendment, was increased to $619,500 effective February 1, 2009. Under the terms of the October 2008 amendment, Mr. Raphaelson is entitled to receive the benefits described below in the event his employment is terminated by the Company without "cause" or by Mr. Raphaelson for "good reason" upon or within one year immediately following a "change of control" (as such terms are defined in his agreement). Mr. Raphaelson received a special grant of 25,000 RSUs in connection with the October 2008 amendment with a five-year vesting schedule (one-fifth vesting on each of the first five anniversaries of the date of grant). The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 18 months after termination.

        The following describes the estimated amounts Mr. Raphaelson would have received if the event specified occurred at December 31, 2008:

  Termination without Cause by the Company or by Mr. Raphaelson due to Constructive Termination

        1.    Bonus for year of termination (based on results through date of termination):

      •
      $216,070 (actual 2008 bonus)

        2.    Base salary payable for two years:

      •
      $590,000 for two years = $1,180,000

        3.    Equity treatment (full vesting):

      •
      Stock Options—$0 (exercise price was higher than market price at year end)

      •
      RSUs—$2,004,103

        4.    Insurance benefits:

      •
      Continued medical, dental, life insurance and accident coverage for up to 24 months (cost of premiums and tax gross-up at 35% federal tax rate estimated at $163,652)

  Termination without Cause by the Company or for Good Reason by Mr. Raphaelson within one year after a Change in Control

        1.    Bonus for year of termination (based on results through date of termination):

      •
      $216,070 (actual 2008 bonus)

        2.    Base salary for two years (paid in lump sum):

      •
      $590,000 for two years = $1,180,000

        3.    Severance bonus amount for two years (higher of last two bonuses but not higher than target bonus for year of termination and paid in lump sum):

      •
      $393,530 for two years = $787,060

        4.    Equity treatment (full vesting):

      •
      Stock Options—$0 (exercise price was higher than market price at year end)

      •
      RSUs—$2,004,103

        5.    Insurance benefits:

      •
      COBRA reimbursement for up to 12 months (cost of premiums estimated at $10,843)

  Termination due to Death

        1.    Bonus for year of termination (based on target bonus for the year of termination):

      •
      $393,530

        2.    Six months of base salary (paid in lump sum):

      •
      $295,000

        3.    Equity treatment (full vesting):

      •
      Stock Options—$0 (exercise price was higher than market price at year end)

      •
      RSUs—$2,004,103

  Termination due to Total Disability

        1.    Bonus for year of termination (based on results through date of termination):

      •
      $216,070 (actual 2008 bonus)

        2.    Base salary (paid over 12 months):

      •
      $590,000

        3.    Equity treatment (full vesting):

      •
      Stock Options—$0 (exercise price was higher than market price at year end)

      •
      RSUs—$2,004,103

        4.    Insurance benefits:

      •
      Continued medical, dental, life insurance and accident coverage for 12 months (cost of premiums and tax gross-up at 35% federal tax rate estimated at $84,134)

Change in Control

        As discussed above, the employment agreements that we have with certain executive officers, including Messrs. Weil, Wright, Laird, Chambrello and Raphaelson, provide for enhanced severance payments if their employment were terminated in connection with a change in control. In general, under such agreements, a change in control would be deemed to occur if: (1) a person (excluding the Company, a subsidiary or affiliate) becomes the beneficial owner of 40% or more of the Company's voting securities; (2) the stockholders of the Company approve a merger, consolidation, recapitalization, reorganization, or the consummation of such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 60% of the voting securities outstanding immediately after the transaction being owned by persons who owned at least 80% of the voting power of the securities of the Company outstanding immediately before such transaction; (3) the stockholders of the Company approve a plan of liquidation or sale of substantially all of the Company's assets or the Company sells the stock of the Company to a person other than an affiliate; or (4) during any period of two consecutive years, the individuals who constitute the Board, together with any new director whose election was approved by at least two-thirds of the directors in office who were directors at the beginning of the period, cease to constitute at least a majority of the Board.

        Although the severance payments for a termination in connection with a change in control would only be payable if the executive's employment terminates, Mr. Weil's agreement provides for acceleration of his sign-on RSU awards upon the occurrence of certain of the change in control events defined in his agreement, including a change in control resulting from a merger or liquidation of the Company or if a person becomes the beneficial owner of 40% of more of the Company's voting securities in a transaction pursuant to which stockholders generally are entitled to receive consideration for all or substantially all of their shares. If such event had occurred on the last business day of 2008, the RSUs awarded to him in 2006 and 2007 would have accelerated in full ($2,344,344).

        In addition, pursuant to the terms of the Company's stockholder-approved 2003 Incentive Compensation Plan and predecessor plans, unvested stock options and other equity held by the participants in such plans would accelerate upon the occurrence of a change in control in which a person becomes the beneficial owner of 40% of more of the Company's voting securities or upon the acquisition of the Company or other transaction requiring stockholder approval for the purchase of the Company or substantially all of the Company's assets. If such event had occurred on the last business day of the year, the named executive officers would have received an acceleration of unvested awards held under such plans in the following aggregate amounts:

Executive	Stock Options	RSUs
Mr. Weil	$566,770	$4,042,882
Mr. Wright	0	4,009,346
Mr. Laird	0	1,530,032
Mr. Chambrello	0	2,782,107
Mr. Raphaelson	0	2,004,103

        The amounts are calculated based on the closing price of our common stock on the last day of the year, which was $17.54.

        In addition, if such a change in control were to occur, participants in the Company's non-qualified deferred compensation plan would receive their account balances as soon as practicable following such event and the Company would make a contribution to the trust for the SERP to the extent the trust did not contain at least 100% of the accrued benefits.

Certain Relationships and Related Person Transactions

        Under a consulting agreement dated March 8, 1997, as amended in October 2002, our subsidiary, MDI Entertainment Inc., retains 1010 Productions, Inc. to provide services in the areas of trade show activities, software development, systems design, purchasing and product fulfillment. The firm is compensated at a rate of $11,000 per month and is reimbursed for out-of-pocket expenses, which were approximately $17,719 in 2008. Linda Kesterson-Saferin, the president and sole shareholder of 1010 Productions, Inc., is the spouse of Steven Saferin, who served as Vice President of Properties during 2008. In addition, two of Mr. Saferin's immediate family members are employed in the MDI division at a combined rate of approximately $145,000. Mr. Saferin's stepson, David Kesterson, is employed as manager of technical services at a compensation level of approximately $90,000 (representing his 2008 base salary rate and bonus opportunity), and Mr. Saferin's daughter, Amanda Saferin, was employed during 2008 as a sales and marketing analyst at a base salary rate of approximately $55,000.

        Since December 2008, we have employed Luke Weil as Director, International Business Development, supporting our Global Draw and MDI Entertainment subsidiaries, at a compensation rate of approximately $156,000 (representing his 2008 base salary rate and bonus opportunity). Luke Weil is the son of A. Lorne Weil, the Chairman of our Board and our former Chief Executive Officer.

Policies and Procedures for Approval of Transactions with Related Persons

        The Audit Committee, with assistance from the General Counsel, is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements, including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons. The Company's policy is not to enter into a related person transaction unless both the Audit Committee and the Board of Directors approve the transaction as specified in the Audit Committee's charter. Transactions with related persons at lower thresholds as well as certain material changes in previously approved relationships also require the Committee's approval.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company's website at www.scientificgames.com.

        The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Committee reviewed and discussed the Company's financial statements for the year ended December 31, 2008 with management and Deloitte & Touche LLP, the independent auditor for the Company. The Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The Committee received the written disclosures and the letter from Deloitte & Touche LLP consistent with applicable Public Company Accounting Oversight Board requirements regarding communications between Deloitte & Touche LLP and the Audit Committee concerning independence and discussed with Deloitte & Touche LLP its independence from the Company. The Committee also considered whether the provision of tax services and other non-audit services by Deloitte & Touche LLP are compatible with maintaining auditor independence. Based on these reviews and discussions and in reliance thereon, the Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

                      Audit Committee
                      Michael J. Regan, Chairman
                      Barry F. Schwartz
                      Eric M. Turner

Fees Paid to Independent Auditor

        Aggregate fees billed to us for the fiscal years ended December 31, 2007 and 2008 by our independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were:

	2007 Fees	2008 Fees
Audit Fees:	$2,456,000	$2,293,000
Audit Related Fees:	$483,000	$185,000
Tax Fees:	$653,000	$676,000
All Other Fees:	$1,252,000	$1,161,000

        The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation and statutory audits of foreign subsidiary financial statements. The Audit Related Fees listed above were billed for accounting consultations and filings with the SEC. The Tax Fees listed above were billed for tax compliance, planning and advice. The All Other Fees listed above were billed for services provided in connection with agreed-upon procedures and related reports for lottery instant ticket games, benefit plan audits and SAS 70 reports.

Pre-Approval Policy for Services Performed by Independent Auditor

        The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

        The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services—that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2009 and stockholders are being asked to ratify such appointment.

        Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

        Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

PROPOSAL 3

APPROVAL OF AMENDMENT TO
2003 INCENTIVE COMPENSATION PLAN

Introduction

        At the meeting, stockholders will be asked to approve an amendment to the 2003 Incentive Compensation Plan, as amended and restated (the "2003 Plan"), which amendment was approved by the Board of Directors on April 27, 2009. This amendment to the 2003 Plan will increase the number of shares reserved under the Plan by 2,000,000 shares.

        The Board of Directors approved the 2003 Plan to help the Company attract and retain high caliber employees and directors, to provide equitable and competitive compensation opportunities, to encourage and reward achievement of annual and multi-year operational and financial performance objectives and promote creation of long-term value for stockholders by closely aligning the interests of employees and directors with the interests of stockholders.

        The Board and the Compensation Committee (the "Committee") believe that awards linked to common stock and cash-based incentive awards provide incentives for the achievement of important operational and/or financial performance objectives that are vital to the long-term success of the Company. The 2003 Plan therefore is a key element in the Company's overall compensation program.

        The Board and the Committee approved the amendment to increase the number of shares reserved under the Plan based on their determination that the number of shares currently available under the 2003 Plan does not give us sufficient authority and flexibility to adequately provide for future incentives.

Overview of 2003 Plan Awards

        The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, which has been filed as an exhibit to the copy of this proxy statement that was filed electronically with the SEC and includes the proposed amendment set forth above. A copy of the 2003 Plan can be reviewed on the SEC's website at http://www.sec.gov or you may also obtain a copy free of charge by writing to the Corporate Secretary, Scientific Games Corporation, 750 Lexington Avenue, New York, New York 10022. If stockholders decline to approve the proposed amendment to the 2003 Plan, the 2003 Plan, as previously approved by stockholders, would remain in effect.

        The 2003 Plan authorizes a broad range of awards, including:

  •
  stock options;

  •
  stock appreciation rights ("SARs");

  •
  restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

  •
  deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called "restricted stock units");

  •
  performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

  •
  other awards based on common stock;

  •
  dividend equivalents;

  •
  cash-based performance awards tied to achievement of specific performance objectives; and

  •
  shares issuable in lieu of rights to cash compensation, including under the Company's elective deferred compensation program.

Restriction on Repricing

        The 2003 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options previously granted under the Plan in a transaction that constitutes a "repricing." For this purpose, a "repricing" means amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or repurchasing for cash or canceling an option or SAR at a time when its exercise or base price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

Description of the 2003 Plan

        The following is a brief description of the material features of the 2003 Plan.

        Shares Available under the 2003 Plan.    As currently in effect, the 2003 Plan reserves (i) 8,500,000 shares, plus the shares that remained available under the 1997 Incentive Compensation Plan (the "1997 Plan") when the 2003 Plan became effective and that thereafter become available due to forfeitures, expirations or other events triggering share recaptures of 1997 Plan awards (the "Initial Shares"), of which no more than 2,000,000 are available for delivery in connection with full-value awards (i.e., awards other than options, SARs and dividend equivalents paid in cash) that were outstanding on April 24, 2008 or thereafter become outstanding, plus (ii) 3,000,000 shares (the "Additional Shares"), of which no more than 1,250,000 are available for delivery in connection with full-value awards. The proposed amendment to the 2003 Plan will add 2,000,000 shares of common stock (all of which may be full-value awards) so that the new limit on Additional Shares would be 5,000,000 shares, of which no more than 3,250,000 would be available for delivery in connection with full-value awards. The number of shares reserved under the 2003 Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

        As of April 24, 2009, 648,576 shares remained available for grant under the 2003 Plan (of which 263,307 shares are available in connection with full-value awards), 6,164,066 shares were subject to outstanding options and 2,719,115 shares were subject to outstanding full-value awards under the 2003 Plan. In addition, as of April 24, 2009, 1,205,508 shares were subject to outstanding options under the 1997 Plan, 694,430 shares were subject to outstanding options under the Company's other equity award plans and 69,157 shares remained available for grant under such other equity award plans. This excludes the Company's Employee Stock Purchase Plan and warrants to purchase 40,000 shares issued to Hasbro, Inc. under the terms of a license agreement. The average weighted exercise price for all of such outstanding options was $20.16 and the average remaining term was 5.8 years.

        Shares that are subject to awards under the 2003 Plan that expire, terminate or are cancelled or forfeited or settled in cash, and shares that are withheld to satisfy tax withholding obligations relating to a full-value award, will be available again for awards under the 2003 Plan. Shares that are tendered by a participant or withheld by the Company as full or partial payment to the Company of the exercise or base price relating to an option or SAR, or in connection with the satisfaction of tax obligations relating to an option or SAR, will not be available for future awards under the 2003 Plan. If SARs are settled in cash or shares upon exercise, the aggregate number of shares subject to the award rather than the number of shares actually issued upon exercise will be counted against the number of shares authorized under the 2003 Plan. Shares repurchased in the open market with the proceeds from the exercise of an option may not again be made available for awards under the 2003 Plan. Awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2003 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2003 Plan. Shares delivered under the 2003 Plan may be either newly issued or treasury shares.

        On April 24, 2009, the last reported sale price of the Company's common stock on the Nasdaq Global Select Market was $16.16 per share.

        Per-Person Award Limitations.    The 2003 Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2003 Plan—options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards—relating to no more than his or her "Annual Limit." The Annual Limit equals 1,500,000 shares plus the amount of the participant's unused Annual Limit relating to that type of share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to common stock at the date of grant, the 2003 Plan limits such performance awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $3,000,000 plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The proposed amendment will not change these limits. The per-person limits for each type of stock-based award are independent of one another and independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2003 Plan, and do not limit the Company's ability to enter into compensation arrangements outside of the 2003 Plan.

        Adjustments to Shares Reserved, Awards and Award Limits.    Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Company is obligated to adjust outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms (such as a SAR's base price) and other terms of the award, in order to preserve, without enhancing, the value of the award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m).

        Eligibility.    Executive officers and other officers and full-time employees of the Company and its subsidiaries (including directors), non-employee directors of the Company, and other persons who provide substantial services are eligible to be granted awards under the 2003 Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. As of April 24, 2009, the Company had approximately 4,280 full-time employees (including seven executive officers) who would be potentially eligible for awards under the 2003 Plan. Approximately 214 individuals held outstanding awards under the 2003 Plan as of April 24, 2009.

        Administration.    The 2003 Plan is administered by the Committee, except that the Board may itself act in place of the Committee to administer the 2003 Plan, and determinations with respect to grants to non-employee directors must be made by the Board. The 2003 Plan provides that the composition and governance of the Committee will be established in the Committee's charter adopted by the Board. Subject to the terms and conditions of the 2003 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2003 Plan. Nothing in the 2003 Plan precludes the Committee from authorizing payment of compensation outside of the 2003 Plan, including bonuses based upon performance, to executive officers and other employees. The Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2003 Plan provides that Committee members will not be personally liable, and will be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2003 Plan.

        Stock Options and SARs.    The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards"). The maximum term of each option or SAR will be ten (10) years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Code Section 409A ("Section 409A"). Alternatively, such awards and cash SARs may have terms that cause those awards to be deemed deferral arrangements subject to Section 409A. The Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

        Restricted and Deferred Stock/Restricted Stock Units.    The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

        Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units." The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Committee.

        Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations.    The 2003 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

        Performance-Based Awards.    The Committee may grant performance awards, which may be cash-denominated awards or share-based awards (for example, performance shares). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

  •
  earnings per share (basic or fully diluted);

  •
  revenues;

  •
  earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items;

  •
  cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

  •
  return on net assets, return on assets, return on investment, return on capital or return on equity;

  •
  economic value created;

  •
  operating margin or operating expense;

  •
  net income;

  •
  stock price or total stockholder return; and

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and service, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities.

        The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison, or in such other form as the Committee may determine. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

        Annual Incentive Awards.    One type of performance award that may be granted under the 2003 Plan is Annual Incentive Awards, settleable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executives are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Committee may specify additional requirements for the earning of such awards.

        Other Terms of Awards.    Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. Vested but electively deferred awards may be paid out to the participant in the event of an unforeseeable emergency. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2003 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis for estate planning purposes.

        The Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2003 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2003 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property; provided, however, that any such substitution or exchange may only occur in a manner that would not be considered a repricing under the 2003 Plan. The Committee also may grant awards in addition to and in tandem with other awards or rights.

        Dividend Equivalents.    The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

        Vesting, Forfeitures, and Related Award Terms.    The Committee may in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

        The 2003 Plan provides that, upon a change in control (as defined), unless the Committee has limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse. In addition, any option that was not vested and exercisable throughout the 60-day period prior to the change in control may be surrendered for a cash payment equal to the spread, determined based on the highest market price during that 60-day period or, if higher, the consideration received by shareholders in the change in control transaction, although this cash-out right may be limited under the provisions of Section 409A of the Code. The Committee may also specify in any award agreement that performance conditions will be deemed met upon a change in control.

        Amendment and Termination of the 2003 Plan.    The Board may amend, suspend, discontinue, or terminate the 2003 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq Stock Market rules. Nasdaq Stock Market rules require stockholder approval of material modifications to plans such as the 2003 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2003 Plan or broaden eligibility.

        Unless earlier terminated, the 2003 Plan will terminate at such time that no shares reserved under the 2003 Plan remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2003 Plan

        The Company believes that under current law the following federal income tax consequences generally would arise with respect to awards under the 2003 Plan.

        Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences. The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

        Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price (and short-term or long-term capital gain, as applicable, equal to the amount realized upon the disposition of the ISO shares minus the fair market value of the ISO shares at the date of exercise) or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

        The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

        Some options and SARs, such as those with deferral features, and an SAR settleable in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant's discretionary exercise of the option or SAR (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

        Awards other than options and SARs that result in a transfer to the participant of cash, shares or other property generally will be structured under the 2003 Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of deferred stock that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares are actually delivered, and the Company's right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

        Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award.

        As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1,000,000 deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2003 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards that are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2003 Plan will be fully deductible under all circumstances. In addition, other awards under the 2003 Plan generally will not so qualify, so that compensation paid to named executive officers in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1,000,000 in a given year, not be deductible by the Company as a result of Section 162(m).

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2003 Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the 2003 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2003 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the 2003 Plan

        Because future awards under the 2003 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time, except as described below. Information regarding the Company's recent practices with respect to annual incentive awards and stock-based compensation under the 2003 Plan is presented in the "Summary Compensation

Table" and "Grants of Plan-Based Awards for Fiscal Year 2008" elsewhere in this Proxy Statement and in the Company's financial statements for the fiscal year ended December 31, 2008 in the Annual Report.

        As described above under the caption "Director Compensation," non-employee directors receive RSU awards at the beginning of each year having a grant date value of $110,000 and a five-year vesting schedule (provided the director satisfies the Board's attendance requirements). New directors receive stock options for 10,000 shares upon joining the Board, which have a five-year vesting schedule and an exercise price equal to the fair market value of our common stock at the time of grant. With respect to the current fiscal year, the non-employee directors received a total of 26,328 RSUs (for seven non-employee directors).

        The table below shows (i) the number of options and RSUs that the Company has committed to grant to the named executive officers, other executives and employees in the 12-month period following stockholder approval of the proposed amendment to the 2003 Plan and (ii) the number of RSUs expected to be granted to non-employee directors in the 12-month period following stockholder approval of the proposed amendment to the 2003 Plan, assuming: (A) no change in the composition of the Board, (B) that each non-employee director qualifies for the annual grant of RSUs and (C) a fair market value of our common stock at the time of the annual grant was equal to $15.07 (determined by calculating the average of the high and low sales prices of our common stock on the trading day immediately prior to an assumed grant date of April 24, 2009). The Company has not approved awards under the 2003 Plan that are conditioned upon stockholder approval of the proposed amendment.

Name and Position	Number of Options		Number of RSUs
A. Lorne Weil (Chairman of the Board)	0		0
DeWayne E. Laird (Vice President)(1)	0		0
Joseph R. Wright (Chief Executive Officer and Vice Chairman)	50,000	(2)	50,000	(2)
Michael R. Chambrello (President and Chief Operating Officer)	0		0
Ira H. Raphaelson (Vice President, General Counsel and Secretary)	0		0
Executive Group	25,676	(3)	12,608	(3)
Non-Employee Director Group	0		51,093
Non-Executive Officer Employee Group	0		0

    (1)
    Mr. Laird was among the "named executive officers" for 2008 (serving as Chief Financial Officer through March 31, 2009) but is no longer an executive officer.

    (2)
    As described above under the caption "Potential Payments upon Termination or Change in Control," under the terms of Mr. Wright's employment agreement, the Company agreed to award Mr. Wright a minimum of 50,000 options and 50,000 RSUs with a four-year vesting schedule no later than April 30, 2010.

    (3)
    Under the terms of the employment agreement with Mr. Lipkin, our new Chief Financial Officer, the Company agreed to award Mr. Lipkin equity awards with an aggregate value of not less than 95% of his base salary ($400,000) to be allocated in the sole discretion of the Compensation Committee between stock options and RSUs, which award is expected to be made in February 2010. The amounts shown above assumes that the Committee awards Mr. Lipkin equity awards with an aggregate value of 95% of his base salary, with one-half of the value granted in the form of stock options and one-half in RSUs (assuming a fair market value of our common stock at the time of the grant is equal to $15.07 (determined by calculating the average of the high and low sales prices of our common stock on the trading day immediately prior to an assumed grant date of April 24, 2009), and a Black-Scholes option value of $7.40).

Vote Required For Approval

        Approval of the amendment to the 2003 Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Equity Compensation Plan Information

        The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options and other stock rights under all of our equity compensation plans as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	8,659,343	$20.60	2,969,648
Equity compensation plans not approved by security holders(2)	757,430	$25.44	69,157
Total	9,416,773	$21.09	3,038,805

(1)
The "Equity compensation plans approved by security holders" consist of the 1997 Incentive Compensation Plan, the 2002 Employee Stock Purchase Plan and the 2003 Incentive Compensation Plan.

(2)
The "Equity compensation plans not approved by security holders" consist of employment inducement stock options awarded during 2003 and 2005, the 1995 Equity Incentive Plan and warrants issued in 2007 to Hasbro, Inc. under the terms of a license agreement.

(3)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of RSUs which have no exercise price. At December 31, 2008, there were a total of 1,672,996 shares subject to RSUs which were granted under the 2003 Incentive Compensation Plan, including approximately 326,062 vested RSUs that are subject to a deferral arrangement.

        Inducement Stock Options.    At December 31, 2008, approximately 661,000 options granted during 2003 and 2005 under employment inducement award agreements to newly hired employees remained outstanding. The options were granted at exercise prices ranging from $5.88 to $29.18 per share and each such option has a ten-year term and becomes exercisable in four or five equal annual installments, on each of the first four or five anniversaries of the date of grant.

        The 1995 Equity Incentive Plan.    The 1995 Equity Incentive Plan (the "1995 Plan"), which was originally adopted by our Board of Directors in May 1995, authorizes grants of non-qualified stock options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2008, approximately 76,000 shares were subject to outstanding awards under the 1995 Plan and approximately 69,000 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Board may amend, suspend, discontinue, or terminate the 1995 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq Stock Market rules which would require stockholder approval for material modifications of the 1995 Plan. Unless earlier terminated, the 1995 Plan will terminate at such time that no shares reserved under the 1995 Plan remain available and we have no further obligation with respect to any outstanding award.

        Hasbro Warrants.    On December 15, 2006, we entered into a licensing agreement with Hasbro, Inc. for the use of certain Hasbro brands in multiple lottery platforms. Under the terms of the agreement, on

February 28, 2007, we issued warrants to Hasbro to purchase 40,000 shares of our common stock at a purchase price of $32.98 per share. The warrants may be exercised at any time before February 28, 2012.

OTHER MATTERS

        We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

        We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies at a fee of $5,500 plus reimbursement of reasonable out-of-pocket costs and expenses.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 as amended, (the "Exchange Act"), if a stockholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of stockholders, it must be received at our principal executive offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Secretary, not later than December 31, 2009. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, that permit them to prove the date of delivery.

        If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 15, 2010, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

        The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year's annual meeting. If the Board changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our annual report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform the stockholders.

        Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors
IRA H. RAPHAELSON Vice President, General Counsel and Secretary

Dated: April 30, 2009

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date SCIENTIFIC GAMES CORPORATION M14702-P75305 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Scientific Games Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Scientific Games Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCIENTIFIC GAMES CORPORATION 750 LEXINGTON AVENUE NEW YORK, NY 10022 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2009. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all the nominees for director listed in Proposal 1, FOR Proposals 2 and 3 and, in accordance with the judgment of the Proxies, for or against any other matters that may properly come before the meeting. 3. To approve an amendment to the Scientific Games Corporation 2003 Incentive Compensation Plan that would increase the number of shares available for awards by 2,000,000 shares. 4. On such other matters as may properly come before the meeting. For All Withhold All For All Except Vote on Directors 01) A. Lorne Weil 02) Peter A. Cohen 03) Gerald J. Ford 04) J. Robert Kerrey 05) Ronald O. Perelman THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 and 3. 06) Michael J. Regan 07) Barry F. Schwartz 08) Eric M. Turner 09) Joseph R. Wright 1. Election of Directors: Nominees: Vote on Proposals (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.) MATERIALS ELECTION As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice. PROXY VOTING INSTRUCTIONS

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ANNUAL MEETING OF STOCKHOLDERS OF SCIENTIFIC GAMES CORPORATION June 17, 2009 Please detach along perforated line and mail in the envelope provided ONLY IF you are not voting by Internet or telephone. SCIENTIFIC GAMES CORPORATION 750 Lexington Avenue, 25th Floor, New York, New York 10022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS — JUNE 17, 2009 The undersigned hereby appoints Ira H. Raphaelson and DeWayne E. Laird, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games Corporation to be held at its executive offices, 750 Lexington Avenue, 19th floor, New York, New York at 10:30 a.m. on Wednesday, June 17, 2009, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. (Continued and to be signed on the reverse side) M14703-P75305